Exhibit 4.5

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of November 6, 2017

Among

UNITED AIRLINES, INC.,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Class AA Pass Through Trustee, Class A Pass Through Trustee, Class B Pass Through Trustee, Subordination Agent and Loan Trustee under each Indenture

Schedules

Schedule I	Aircraft

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of PA Amendment
Exhibit B	Form of Indenture Amendment
Exhibit C	Form of Intercreditor Agreement
Exhibit D	Form of Opinion of Hughes Hubbard & Reed LLP
Exhibit E	Form of Opinion of United Airlines Legal Department
Exhibit F	Form of Opinion of Morris James LLP
Exhibit G	Form of Opinion of Lytle Soulé & Curlee

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of November 6, 2017, among (i)UNITED AIRLINES, INC., a Delaware corporation (the “Company”), (ii)WILMINGTON TRUST, NATIONAL ASSOCIATION(“WTNA”), a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Class AA Pass Through Trustee”) with respect to the United Airlines Class AA Pass Through Certificates, Series 2016-1 (the “Class AA Certificates”), (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Class A Pass Through Trustee”) with respect to the United Airlines Class A Pass Through Certificates, Series 2016-1 (the “Class A Certificates”), (iv) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Class B Pass Through Trustee” and, together with the Class AA Pass Through Trustee and the Class A Pass Through Trustee, the “Pass Through Trustees”) with respect to the United Airlines Class B Pass Through Certificates, Series 2016-1 (the “Class B Certificates” and, together with the Class AA Certificates and the Class A Certificates, the “Certificates”), (iv) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below) and (v) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Loan Trustee under each Indenture (as such terms are defined below).

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto or, if not defined therein, in the Indentures;

WHEREAS, on June 13, 2016, the Company caused the Class AA Pass Through Trustee to issue and sell $728,726,000 face amount of the Class AA Certificates and the Class A Pass Through Trustee to issue and sell $324,090,000 principal amount of the Class A Certificates, and the proceeds from the sale of the Class AA Certificates and the Class A Certificates were used by the Class AA Pass Through Trustee and the Class A Pass Through Trustee, respectively, to purchase Series AA Equipment Notes and Series A Equipment Notes, respectively, issued by the Company secured by certain aircraft that are currently owned by the Company, which aircraft are listed on Schedule I hereto (the “Aircraft”);

WHEREAS, the agreements relating to the Class AA Certificates and the Class A Certificates permit the Company to issue Series B Equipment Notes secured by the Aircraft but subordinated to the Series AA Equipment Notes and the Series A Equipment Notes, subject to the terms and conditions of such agreements, and the Company now wishes to issue and sell such Series B Equipment Notes;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Trust Supplement No. 2016-1B (such Agreement, as so supplemented, the “Pass Through Trust Agreement”), a grantor trust (the “Pass Through Trust”) has been created to facilitate the transactions contemplated hereby, including, without limitation, the issuance and sale of the Class B Certificates;

WHEREAS, in connection with the issuance of the Class AA Certificates and the Class A Certificates, the Subordination Agent, the Class AA Pass Through Trustee, the Class A Pass Through Trustee, the liquidity provider for the Class AA Certificates and the liquidity provider for the Class A Certificates entered into an Intercreditor Agreement, dated as of June 13, 2016 (the “Original Intercreditor Agreement”), and such Original Intercreditor Agreement will be amended and restated pursuant to this Agreement to add the Class B Pass Through Trustee and the liquidity provider for the Class B Certificates as parties thereto and to provide for the subordination of the Class B Certificates (as so amended and restated, the “Intercreditor Agreement”);

WHEREAS, the Company has entered into the Underwriting Agreement, dated October 23, 2017 (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”), which provides that the Company will cause the Class B Pass Through Trustee to issue and sell the Class B Certificates to the Underwriters on the Issuance Date;

WHEREAS, as required by the Note Purchase Agreement, dated as of June 13, 2016, relating to the Class AA Certificates and the Class A Certificates, and the Underwriting Agreement, the Company has obtained written confirmation from the Rating

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Agencies that the terms of the Class B Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class AA Certificates and the Class A Certificates;

WHEREAS, pursuant to the terms of the Pass Through Trust Agreement and this Agreement, on the date of this Agreement the Class B Pass Through Trustee will purchase, and the Company will issue and sell, the Series B Equipment Notes in the respective principal amounts listed on Schedule I hereto, which shall be secured by the related Aircraft set forth on such Schedule;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Sale of Series B Equipment Notes on the Issuance Date. The Company confirms that it currently owns the Aircraft. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements. Subject to the satisfaction of the conditions set forth in Section 2, at the closing under the Underwriting Agreement, simultaneously with the purchase and sale of the Class B Certificates thereunder, the applicable parties hereto shall take the following action:

(i) The Company, the Pass Through Trustees, the Liquidity Provider (as defined in the Intercreditor Agreement) and the Subordination Agent shall enter into the Intercreditor Agreement;

(ii) The Company, the Class AA Pass Through Trustee, the Class A Pass Through Trustee, the Class B Pass Through Trustee, the Subordination Agent and the Loan Trustee shall enter into a PA Amendment with respect to each Participation Agreement;

(iii) The Company and the Loan Trustee shall enter into an Indenture Amendment with respect to each Indenture;

(iv) The Company shall issue pursuant to each Indenture, as amended by the applicable Indenture Amendment, a Series B Equipment Note in the principal amount set forth on Schedule I hereto corresponding to such Indenture, the Loan Trustee under such Indenture shall authenticate such Series B

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Equipment Note and the Company shall deliver such Series B Equipment Note, against receipt of the payment referred to in Section 1(v), to the Subordination Agent, to be held for the benefit of the Class B Pass Through Trustee in accordance with the Intercreditor Agreement; and

(v) The Class B Pass Through Trustee shall pay to the Company $258,348,000, by wire transfer of immediately available funds.

SECTION 2. Conditions Precedent. The obligations of the Pass Through Trustees, the Subordination Agent and the Loan Trustee to take the actions set forth in Section 1 are subject to the fulfillment of the following conditions precedent:

(i) The Pass Through Trustees shall have received the following documents:

(1) the broker’s report and insurance certificates described in Section E of Annex B of the Indenture with respect to each Aircraft;

(2) the following opinions of counsel, in each case dated the Issuance Date:

(A)	an opinion of Hughes Hubbard & Reed LLP, special counsel to the Company, substantially in the form of Exhibit D;

(B)	an opinion of the Company’s Legal Department, substantially in the form of Exhibit E;

(C)	an opinion of Morris James LLP, special counsel to the Loan Trustee, substantially in the form of Exhibit F; and

(D)	an opinion of Lytle Soulé & Curlee, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit G with respect to each Aircraft.

(ii) The Loan Trustee with respect to each Indenture shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Aircraft secured under such Indenture and to enforce any of its other rights or remedies as provided in the Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

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(iii) On the Issuance Date the Indenture Amendments shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act.

(iv) On the Issuance Date, no Triggering Event shall have occurred.

(v) On the Issuance Date, after giving effect to the filing of the Indenture Amendments with the FAA, Loan Trustee shall have duly perfected a first priority security interest in all of the Company’s right, title and interest in each Aircraft, subject only to Permitted Liens.

(vi) the Subordination Agent on behalf of each Pass Through Trustee shall have received:

(1) a copy of the Amended and Restated Certificate of Incorporation and amended and restated By-laws of the Company and resolutions of the board of directors of the Company and/or the executive committee thereof, in each case certified as of the Issuance Date, by the Secretary or an Assistant Secretary of the Company, duly authorizing the execution, delivery and performance by the Company of the Operative Agreements to which it is party required to be executed and delivered by the Company on or prior to the Issuance Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of the Company;

(2) an Officer’s Certificate of the Company, dated as of the Issuance Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Issuance Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date); and

(3) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA together with a copy of a certificate of registration in the name of the Company.

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(vii) No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) the Company, any Pass Through Trustee, Subordination Agent or Loan Trustee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Pass Through Trustee to acquire the Series B Equipment Notes pursuant to Section 1(iv) above or to realize the benefits of the security afforded by the Indenture.

(viii) The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Issuance Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Issuance Date.

(ix) On the Issuance Date, no event shall have occurred and be continuing, or would result from the issuance of the Series B Equipment Notes, which constitutes a Default or an Event of Default.

(x) the Company has good title to the Aircraft, free and clear of all Liens, except Permitted Liens.

(xi) The Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the relevant Purchase Agreement with respect to each Aircraft.

(xii) on the Issuance Date (a) the FAA Filed Documents with respect to each Aircraft have been duly filed for recordation with the FAA in accordance with the Act, (b) the sale of the Airframes and Engines to the Company and the International Interest of the Loan Trustee in the Airframes and Engines granted under the Indenture has been registered with the International Registry and there does not exist any registered International Interest with respect to any Airframe or Engine on the International Registry with a priority over the International Interest of the Loan Trustee therein, (c) each

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Financing Statement shall have been duly filed in Delaware and (d) the Subordination Agent, on behalf of each Pass Through Trustee, shall have received a printout of the “priority search certificate” from the International Registry relating to the Airframes and Engines confirming no International Interest with a priority over the International Interest of the Loan Trustee therein.

(xiii) no action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

(xiv) all appropriate action required to have been taken prior to the Issuance Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Issuance Date in connection with the transactions contemplated by this Agreement shall have been issued.

SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement, the Intercreditor Agreement, each PA Amendment, each Indenture Amendment, and each Series B Equipment Note referred to in Section 1 hereof (each of the foregoing documents being herein called a “Transaction Document” and, collectively, the “Transaction Documents”) and to carry out the obligations of the Company under each Transaction Document to which it will be a party;

(ii) the execution and delivery by the Company of each Transaction Document and the performance by the Company of its obligations under each Transaction

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Document have been duly authorized by the Company and will not violate (1) its Amended and Restated Certificate of Incorporation or amended and restated By-laws, (2) any Law applicable to or binding on the Company or (3) the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

(iii) this Agreement constitutes, and each other Transaction Document when executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iv) except for the filing for recordation (and recordation) of the Indenture Amendments under the Act and the filing of continuation statements to continue effectiveness of the “Financing Statements” (as defined in each Indenture), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC (as defined in the Indentures)) is necessary in order to establish and perfect the Loan Trustee’s security interest in each Aircraft as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States;

(v) the Company is a U.S. Air Carrier (as defined in the Indentures) and holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change (as defined in the Indentures) to the Company;

(vi) the Company is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

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(vii) neither the Company nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security (as defined in the Indentures) relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Indentures, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act of 1933, as amended;

(viii) the Loan Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Aircraft and to enforce any of its other rights or remedies as provided in the Indentures in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor;

(ix) the Company has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Amended and Restated Certificate of Incorporation or amended and restated By-laws) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder;

(x) The execution and delivery by the Company of the Operative Agreements to which the Company is a party, the performance by the Company of its obligations thereunder and the consummation by the Company on the Issuance Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of the Company and (b) any Government Entity, other than (x) the filings and recordations of the Indenture Amendments with the FAA and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it;

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(xi) The Company’s location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of the Company are correctly set forth in Schedule 1 to each Participation Agreement in the column “Address for Notices”;

(xii) No Person acting on behalf of the Company is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the transactions contemplated by this Agreement, other than the fees and expenses payable by the Company in connection with the sale of the Certificates; and

(xiii) The Company is a Transacting User Entity (as defined in the regulations of the International Registry); is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframes and Engines. The Bills of Sale for the Airframes and Engines constituted “contracts of sale” (as defined in the Cape Town Treaty), and each Indenture, as supplemented by the Trust Indenture Supplement in which the Airframe and Engines financed under such Indenture were listed, created an International Interest in such Airframe and Engines. The Airframes and Engines are “aircraft objects” (as defined in the Cape Town Treaty); and the United States is a Contracting State under the Cape Town Treaty.

(b) WTNA represents and warrants that:

(i) WTNA is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it will be a party and to carry out the obligations of WTNA, in its capacity as Subordination Agent, Pass Through Trustee or Loan Trustee, as the case may be, under each Transaction Document to which it will be a party;

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(ii) the execution and delivery by WTNA, in its capacity as Subordination Agent, Pass Through Trustee or Loan Trustee, as the case may be, of each Transaction Document and the performance by WTNA, in its capacity as Subordination Agent, Pass Through Trustee or Loan Trustee, as the case may be, of its obligations under each Transaction Document have been duly authorized by WTNA, in its capacity as Subordination Agent, Pass Through Trustee or Loan Trustee, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each other Transaction Document to which it will be a party when executed and delivered by WTNA will constitute, the legal, valid and binding obligations of WTNA, in its capacity as Subordination Agent, Pass Through Trustee or Loan Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c) The Class B Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of the Trust Supplement No. 2016-1B are true and correct as of the date hereof.

(d) The Subordination Agent represents and warrants that:

(i) the Subordination Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it is or will be a party and to perform its obligations under each Transaction Document to which it is or will be a party;

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(ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and each other Transaction Document to which it will be a party when executed and delivered by it will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii) none of the execution, delivery and performance by the Subordination Agent of any Transaction Document to which it is or will be a party contravenes any law, rule or regulation of the state of the United States in which it is located or any United States governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Transaction Document to which it is or will be a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the state of the United States in which it is located or any federal governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers;

(v) there are no Taxes payable by the Subordination Agent imposed by the state of the United States in which it is located or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it is or will be a party

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(other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the state of the United States in which it is located or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Series B Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

(vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Transaction Document to which it is or will be a party.

(e) Each Pass Through Trustee represents and warrants that:

(i) each Pass Through Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it is or will be a party and to carry out its obligations under each Transaction Document to which it is or will be a party;

(ii) the execution and delivery by such Pass Through Trustee of each Transaction Document to which it is or will be a party and the performance of its obligations thereunder have been duly authorized by such Pass Through Trustee and will not violate its

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articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each Transaction Document to which it is or will be a party constitutes the legal, valid and binding obligations of such Pass Through Trustee enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(f) The Loan Trustee represents and warrants that:

(i) the Loan Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located pertaining to its banking, trust and fiduciary powers to execute and deliver each Transaction Document to which it is or will be a party and to carry out its obligations under each Transaction Document to which it is or will be a party;

(ii) the execution and delivery by the Loan Trustee of each Transaction Document to which it is or will be a party and the performance by the Loan Trustee of its obligations thereunder have been duly authorized by the Loan Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) each Transaction Document to which it is or will be a party constitutes the legal, valid and binding obligations of the Loan Trustee enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

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SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

(i) promptly upon the recordation of the Indenture Amendments pursuant to the Act, the Company will cause Lytle Soulé & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to, among others, the Company, the Pass Through Trustees and the Loan Trustee with respect to each Indenture a favorable opinion or opinions addressed to each of them with respect to such recordation;

(ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

(iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110; and

(iv) Section 4.07 of each Indenture is hereby incorporated by reference herein.

(b) WTNA, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTNA giving any such notice, WTNA shall, subject to Section 9.01 of any Indenture, resign as Loan Trustee in respect of such Indenture.

SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

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SECTION 6. [Intentionally omitted.]

SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, in whole or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Loan Trustee, the Class AA Pass Through Trustee, the Class A Pass Through Trustee and the Class B Pass Through Trustee, and the Company’s, the Subordination Agent’s, the Loan Trustee’s, the Class AA Pass Through Trustee’s, the Class A Pass Through Trustee’s and the Class B Pass Through Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Class AA Pass Through Trustee and its successors as Class AA Pass Through Trustee, the Class A Pass Through Trustee and its successors as Class A Pass Through Trustee, the Class B Pass Through Trustee

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and its successors as Class B Pass Through Trustee, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement and the Loan Trustee and its successors as Loan Trustee under each Indenture.

(c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

SECTION 10. Acknowledgement, Consent. Each of the parties hereto acknowledges and agrees that, from and after the date hereof the Intercreditor Agreement shall constitute the “Intercreditor Agreement” for all purposes of the Operative Agreements, and the Company consents to the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNITED AIRLINES, INC.

By	/s/ Gerald Laderman
Name:	Gerald Laderman
Title:	Senior Vice President
Finance, Procurement and Treasurer

Address:	233 S. Wacker Drive
Chicago, IL 60606
Attention: Treasurer
Facsimile: (872) 825-0316

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Class AA Pass Through Trustee

By	/s/ Chad May
Name:	Chad May
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration
Facsimile: (302) 636-4140

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Class A Pass Through Trustee

By	/s/ Chad May
Name:	Chad May
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Class B Pass Through Trustee

By	/s/ Chad May
Name:	Chad May
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust
Administration
Facsimile: (302) 636-4140

19

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By	/s/ Chad May
Name:	Chad May
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust
Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity, except as otherwise provided herein, but solely as Loan Trustee under each Indenture

By	/s/ Chad May
Name:	Chad May
Title:	Assistant Vice President

Address:	1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust
Administration
Facsimile: (302) 636-4140

20

SCHEDULE I to

Note Purchase Agreement

AIRCRAFT

Indenture	Aircraft Type	Registration Number	Manufacturer’s Serial Number	Original Principal Amount of Series B Equipment Notes
Trust Indenture 532	Boeing 737-824	N76532	62749	$5,795,000
Trust Indenture 533	Boeing 737-824	N76533	62748	5,821,000
Trust Indenture 535	Boeing 737-824	N86534	62750	5,984,000
Trust Indenture 534	Boeing 737-824	N77535	62751	6,108,000
Trust Indenture 893	Boeing 737-924ER	N66893	42197	6,469,000
Trust Indenture 894	Boeing 737-924ER	N62894	42198	6,438,000
Trust Indenture 895	Boeing 737-924ER	N62895	62769	6,871,000
Trust Indenture 896	Boeing 737-924ER	N62896	62768	6,927,000
Trust Indenture 897	Boeing 737-924ER	N66897	62814	6,999,000
Trust Indenture 964	Boeing 787-9	N27964	37813	19,984,000
Trust Indenture 965	Boeing 787-9	N27965	37815	20,334,000
Trust Indenture N2331U	Boeing 777-322ER	N2331U	62642	22,470,000
Trust Indenture N2332U	Boeing 777-322ER	N2333U	62644	23,110,000
Trust Indenture N2333U	Boeing 777-322ER	N2332U	62643	22,300,000
Trust Indenture N59034	Boeing 777-322ER	N2135U	62646	23,223,000
Trust Indenture N2135U	Boeing 777-322ER	N2534U	62645	23,223,000
Trust Indenture N2136U	Boeing 777-322ER	N2136U	62648	23,146,000
Trust Indenture N2138U	Boeing 777-322ER	N2138U	62649	23,146,000

ANNEX A to

Note Purchase Agreement

DEFINITIONS

ANNEX A to

Note Purchase Agreement

DEFINITIONS

“Act” means 49 U.S.C. §§ 40101-46507.

“Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated October 3, 2012, between the Company and WTNA, as trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, Wilmington, Delaware or Boston, Massachusetts.

“Class A Certificates” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Class A Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Class AA Certificates” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Class AA Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Class B Certificates” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Class B Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Certificates” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Certificateholder” means the Person in whose name a Certificate is registered in the Register.

“Company” means United Airlines, Inc., a Delaware corporation.

“Equipment Notes” means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

“FAA” means the Federal Aviation Administration of the United States.

“Financing Agreements” means, collectively, the Participation Agreements, the Indentures and the Equipment Notes issued thereunder.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indenture” means in the case of any Aircraft, the indenture corresponding thereto listed on Schedule I to the Note Purchase Agreement, as amended by the related Indenture Amendment.

“Indenture Amendment” means an amendment to each Indenture substantially in the form of Exhibit B to the Note Purchase Agreement.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement substantially in the form of Exhibit C to the Note Purchase Agreement.

“Issuance Date” means the date of the original issuance of the Class B Certificates.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

2

“Loan Trustee” means the “Mortgagee” as defined in the Financing Agreements.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Operative Agreements” means the Note Purchase Agreement, the Indenture Amendment with respect to each Indenture and the PA Amendment with respect to each Participation Agreement.

“Original Intercreditor Agreement” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“PA Amendment” means an amendment to each Participation Agreement substantially in the form of Exhibit A to the Note Purchase Agreement.

“Participation Agreement” means, in the case of any Aircraft, the “Participation Agreement” as defined in the Indenture corresponding to such Aircraft, as amended by the related PA Amendment.

“Pass Through Trust” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” means the Trust Supplement referred to in the fourth recital to the Note Purchase Agreement, together with the Basic Pass Through Trust Agreement, dated as of the Issuance Date, by and between the Company and Class B Pass Through Trustee.

“Pass Through Trustees” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Fitch Ratings, Inc. and Moody’s Investors Service, Inc.

3

“Register” means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to the Pass Through Trust.

“Series A Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series A” thereunder.

“Series AA Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series AA” thereunder.

“Series B Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series B” thereunder.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Transaction Documents” has the meaning set forth in Section 3(a)(i) of the Note Purchase Agreement.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (ii) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

4

“Underwriters” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“Underwriting Agreement” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“WTNA” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

5

EXHIBIT A to

Note Purchase Agreement

FORM OF PA AMENDMENT

Amendment No. 1

to

Participation Agreement [    ]

Amendment No. 1, dated as of November 6, 2017, between United Airlines, Inc. (“Owner”) and Wilmington Trust, National Association (“WTNA”), not in its individual capacity, except as expressly provided therein, but solely as Mortgagee (“Mortgagee”), Subordination Agent under the Intercreditor Agreement (“Subordination Agent”), and Pass Through Trustee under the Class AA Pass Through Trust, the Class A Pass Through Trust and the Class B Pass Through Trust, to Participation Agreement [    ], dated as of [            ] (the “Participation Agreement”), between Owner and WTNA, as Mortgagee, Subordination Agent and Pass Through Trustee under the Class AA Trust and Class A Trust.

W I T N E S S E T H :

WHEREAS, Owner, Mortgagee, Subordination Agreement and Pass Through Trustee under the Class AA Trust and Class A Trust entered into the Participation Agreement; and

WHEREAS, Owner has elected to issue the Series B Equipment Notes as permitted by the related Trust Indenture, dated as of the date of the Participation Agreement (the “Trust Indenture”), and in connection with such issuance, Owner has requested certain amendments to the Participation Agreement and the Trust Indenture.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined or provided herein, terms used herein that are defined in the Trust Indenture, as amended as of the date of this Amendment, have such respective defined meanings.

Section 2. Amendments.

Section 2.1 Agreements

(a) For the avoidance of doubt, the amendments to defined terms in the Trust Indenture made as of the date of this Amendment are effective for purposes of the Participation Agreement to the extent used therein.

(b) The last paragraph of Section 2.1 is amended to insert (i) in the first sentence thereof after “Series A Equipment Notes” the following: “or Series B Equipment Notes” and (ii) in the second sentence thereof after “Series A” the following: “, Series B”.

(c) Section 6.3.2(b) is amended to delete “Applicable Pass Through Trustee” and insert in lieu thereof the following: “of the Class AA Pass Through Trustee and the Class A Pass Through Trustee”.

Section 2.2 Schedule 1

Schedule 1 is amended by inserting after the last row thereof the following:

Wilmington Trust, National Association, as Pass Through Trustee for the 2016-1B Pass Through Trust	Wilmington Trust, National Association Wilmington, Delaware 19890-1605 Account No.: 124550-000 ABA#: 031-100092 Attention: Corporate Trust Administration Reference: United [ ]	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: (302) 636-4140

Section 3. Additional Party. By signing below, the Class B Pass Through Trustee shall be deemed a party to the Participation Agreement.

Section 4. Construction. Effective as of the date hereof, all references in the Participation Agreement to the “Participation Agreement” shall be deemed to refer to the Participation Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Participation Agreement shall remain in all respects unchanged and in full force and effect.

Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

UNITED AIRLINES, INC.

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Mortgagee

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION

    not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Airlines Pass Through Trust, 2016-1AA-S

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION

    not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Airlines Pass Through Trust, 2016-1A-S

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

    not in its individual capacity, except as expressly provided, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Airlines Pass Through Trust, 2016-1B

By
Name:
Title

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided, but solely as Subordination Agent

By
Name:
Title:

EXHIBIT B to

Note Purchase Agreement

FORM OF INDENTURE AMENDMENT

Amendment No. 1

to

Trust Indenture and Mortgage [    ]

Amendment No. 1, dated as of November 6, 2017 (this “Amendment”), to Trust Indenture and Mortgage [    ], dated as of [                    ] (the “Trust Indenture”), between United Airlines, Inc. (“Owner”) and Wilmington Trust, National Association, not in its individual capacity, except as expressly stated therein, but solely as Mortgagee (“Mortgagee”).

W I T N E S S E T H :

WHEREAS, Owner and Mortgagee entered into the Trust Indenture and Trust Indenture and Mortgage [    ] Supplement No. 1, dated [                    ], which were recorded as one instrument by the FAA on [                    ] and were assigned Conveyance No. [    ] relating to one Boeing model [    ] aircraft with manufacturer’s serial number [    ] and United States nationality and registration marks N [    ] and the two    [    ] model aircraft engines with manufacturer’s serial numbers [    ] and [    ];

WHEREAS, Owner has elected to issue the Series B Equipment Notes as permitted by the Trust Indenture, and in connection with such issuance, Owner has requested certain amendments to the Trust Indenture pursuant to Section 10.01(b)(vii) of the Trust Indenture; and

WHEREAS, all things have been done to make the Series B Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee under the Trust Indenture, the valid, binding and enforceable obligations of the Owner.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined or provided herein, terms used herein that are defined in the Trust Indenture, as amended by this Amendment, have such respective defined meanings.

Section 2. Amendments.

Section 2.1 Form of Equipment Notes.

(a) The form of Equipment Note included in Section 2.01 is amended by inserting a footnote 1A at the end of the third sentence of the first paragraph of such form and inserting at the bottom of the page on which such sentence appears the following footnote:

“1A. In the case of the Series B Equipment Notes, this sentence shall read as follows: ‘Accrued but unpaid interest shall be due and payable in semi-annual installments commencing on July 7, 2018 and thereafter on January 7 and July 7 of each year to and including January 7, 2026.’”

(b) The form of Equipment Note included in Section 2.01 is amended by deleting the text of footnote 2 and substituting in lieu thereof the following: “To be inserted in the case of a Series B Equipment Note.”

Section 2.2 Issuance and Terms of Equipment Notes.

(a) Section 2.02 is amended by deleting the parenthetical in the first sentence and inserting in lieu thereof the following: “(other than the Series B Equipment Notes)”.

(b) Section 2.02 is amended by amending and restating the second sentence of the first paragraph to read as follows:

“On the Closing Date, the Series AA Equipment Notes and the Series A Equipment Notes shall be issued to the Subordination Agent on behalf of the Applicable Pass Through Trustee under the Applicable Pass Through Trust Agreement, and on the Class B Issuance Date, the Series B Equipment Notes shall be issued to the Subordination Agent on behalf of the Class B Pass Through Trustee under the Class B Pass Through Trust Agreement.”

2

(c) Section 2.02 is amended by inserting at the end of the second sentence of the second paragraph the following: “, provided that, in the case of the Series B Equipment Notes, accrued interest shall be payable in arrears on July 7, 2018 and on each January 7 and July 7 thereafter until maturity”.

(d) Section 2.02 is amended by deleting in the third paragraph thereof, in clauses (a)(i) and (a)(v), “Series AA Equipment Notes and Series A Equipment Notes” and inserting in lieu thereof the following: “Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes”.

(e) Section 2.02 is amended by deleting in the third paragraph thereof, in clauses (a)(i) and (a)(v), “‘Series AA Equipment Notes’ and ‘Series A Equipment Notes’ (each as defined in the Note Purchase Agreement)” and inserting in lieu thereof the following: “‘Series AA Equipment Notes’, ‘Series A Equipment Notes’ and ‘Series B Equipment Notes’ (as defined in the Class B Note Purchase Agreement)”.

(f) Section 2.02 is amended by deleting in the third paragraph thereof, in clause (a)(v) “‘Series AA Equipment Notes’ or ‘Series A Equipment Notes’ (as defined in the Note Purchase Agreement)” and inserting in lieu thereof the following: “‘Series AA Equipment Notes’, ‘Series A Equipment Notes’ or ‘Series B Equipment Notes’ (as defined in the Class B Note Purchase Agreement)”.

(g) Section 2.02 is amended by deleting in the third paragraph thereof, in clause (a)(v)(x)(2) “the ‘Equipment Notes’ (as defined in the Note Purchase Agreement)” and inserting in lieu thereof the following: “‘the ‘Equipment Notes’ (as defined in the Class B Note Purchase Agreement)”.

3

Section 2.3 Voluntary Redemptions of Equipment Notes

(a) Section 2.11(a) is amended by amending and restating the proviso therein in its entirety as follows:

“provided that no redemption shall be permitted under this Section 2.11(a) unless simultaneously with such redemption all Related Series AA Equipment Notes, Related Series A Equipment Notes, and Related Series B Equipment Notes shall also be redeemed”.

(b) Section 2.11 is amended by inserting a new paragraph (c) at the end of such Section as follows:

“(c) All (but not less than all) of the Series B Equipment Notes may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Mortgagee and the Note Holders of such Series, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations (other than Related Secured Obligations) owed or then due and payable to the Note Holders of such Series plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.11(c) unless the following conditions have been satisfied: (1) simultaneously with such redemption, the Related Series B Equipment Notes shall also be redeemed; and (2) simultaneously with such redemption, new Series B Equipment Notes shall be reissued in accordance with Section 4(a)(vi) of the Note Purchase Agreement and Section 9.1(c) of the Intercreditor Agreement.”

Section 2.4 Subordination.

Section 2.13(c) is amended by (i) deleting each reference therein to “Additional Series Equipment Notes” and substituting in lieu thereof “Series B Equipment Notes”, (ii) deleting each reference therein to “Related Additional Series Equipment Notes” and substituting in lieu thereof “Related Series B Equipment Notes”, and (iii) deleting each reference therein to “, if issued,”.

4

Section 2.5 Receipt, Distribution and Application of Payments.

(a) Section 3.01(iii) is amended by (i) deleting each reference therein to “Additional Series Equipment Notes” and substituting in lieu thereof “Series B Equipment Notes”, (ii) deleting “Additional Series Equipment Note” and substituting in lieu thereof “Series B Equipment Note” and (iii) deleting “Additional Series” and substituting in lieu thereof “Series B”.

(b) Section 3.02 is amended by (i) deleting “Additional Series Equipment Notes” in subclause (iii) of clause Second and substituting in lieu thereof “Series B Equipment Notes”, (ii) deleting “Related Additional Series Equipment Notes” in subclause (iii) of clause Third and substituting in lieu thereof “Related Series B Equipment Notes” and (iii) inserting in the second proviso following clause Fourth after “Section 2.11(b)” the following: “or Section 2.11(c)”.

(c) Section 3.03 is amended by (i) deleting each reference to “Additional Series Equipment Notes” in subclause (iii) of clause Third and inserting in lieu thereof “Series B Equipment Notes”, (ii) deleting “Related Additional Series Equipment Notes” in subclause (iii) of clause Third and inserting in lieu thereof “Related Series B Equipment Notes” and (iii) deleting “Note Holders of Additional Series” in subclause (iii) of clause Third and inserting in lieu thereof “Note Holders of Series B”.

Section 2.6 Supplements and Amendments

Section 10.01(b) is amended by inserting in clause (vii) after “(and Related Series A Equipment Notes)” the following: “or Series B Equipment Notes (and Related Series B Equipment Notes)”.

5

Section 2.7 Definitions

(a) The definition of “Additional Series” is amended by deleting the first parenthetical and substituting in lieu thereof the following: “(other than “Series AA”, “Series A” or “Series B”)”.

(b) The definition of “Intercreditor Agreement” is amended and restated to read as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Class B Issuance Date, provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

(c) The definition of “Liquidity Facilities” is amended by inserting after “Issuance Date” the following: “, and the Revolving Credit Agreement with respect to the Class B Pass Through Trust between the Subordination Agent, as borrower, and the Liquidity Provider, dated as of the Class B Issuance Date”.

(d) The definition of “Liquidity Provider” is amended (i) by deleting “and” before “Class A Liquidity Provider” and inserting in lieu thereof a comma and (ii) inserting after “Class A Liquidity Provider” the following: “and ‘Class B Liquidity Provider’”.

(e) The definition of “Make-Whole Spread” is amended by deleting after “0.30%” the following: “and (iii)” and substituting in lieu thereof the following: “, (iii) in the case of Series B Equipment Notes, 0.30% and (iv)”

(f) The definition of “Note Purchase Agreement” is amended by inserting “(other than the Class B Pass Through Trustee)” after “Pass Through Trustee”.

(g) The definition of “Operative Indentures” is amended by inserting after “Note Purchase Agreement” the following: “or the Class B Note Purchase Agreement, as applicable”.

6

(h) The definition of “Participation Agreement” is amended by inserting “as amended by the PA Amendment” following “Mortgagee”.

(i) The definition of “Pass Through Agreements” is amended by inserting “Class B Note Purchase Agreement,” following “Note Purchase Agreement,”.

(j) The definition of “Pass Through Trust” is amended by deleting “two” and inserting in lieu thereof “three”.

(k) The definition of “Pass Through Trust Agreement” is amended by inserting after “Owner and a Pass Through Trustee,” the following: “and the Class B Pass Through Trust Agreement”.

(l) The definition of “Pass Through Trustee Agreements” is amended by inserting “Class B Note Purchase Agreement,” following “Note Purchase Agreement,”.

(m) The definition “Payment Date” is amended inserting “or in case of Series B Equipment Notes, July 7, 2018” following “2017”.

(n) The definition of “Series” is amended by inserting “, Series B” following “Series A”.

(o) The definition “Trust Indenture” is amended by inserting “as amended by the Indenture Amendment” following “Mortgagee”.

(p) The following new definitions shall be inserted in Annex A in appropriate alphabetical order:

“Class B Issuance Date” means November 6, 2017.

“Class B Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Class B Issuance Date, among the Owner, the Pass Through Trustees, the Subordination Agent and the “Mortgagee” under each Operative Indenture; provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner.

7

“Class B Pass Through Certificates” means the pass through certificates issued by the Class B Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Class B Pass Through Trust” means the United Airlines Pass Through Trust 2016-1B.

“Class B Pass Through Trust Agreement” means the Trust Supplement No. 2016-1B, dated as of the Class B Issuance Date, together with the Basic Pass Through Trust Agreement, between Owner and the Class B Pass Through Trustee; provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Owner.

“Class B Pass Through Trustee” means Wilmington Trust, National Association, a national banking association, in its capacity as trustee under the Class B Pass Through Trust Agreement.

“Indenture Amendment” means Amendment No. 1 to the Trust Indenture entered into pursuant to the Class B Note Purchase Agreement.

“PA Amendment” means Amendment No. 1 to the Participation Agreement entered into pursuant to the Class B Note Purchase Agreement.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

8

“Series B” or “Series B Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series B” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series B”.

Section 2.8 Schedule I.

Schedule I to the Trust Indenture is amended by inserting at the end thereof the information set forth on Schedule I to this Amendment.

Section 3. Construction. Effective as of the date hereof, all references in the Trust Indenture to the “Trust Indenture” shall be deemed to refer to the Trust Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as otherwise specified in this Amendment, the Trust Indenture shall remain in all respects unchanged and in full force and effect.

Section 4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 5. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page is blank.]

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

UNITED AIRLINES, INC.

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Mortgagee

By
Name:
Title:

10

SCHEDULE I

TO

AMENDMENT NO. 1

TO TRUST INDENTURE AND MORTGAGE [    ]

SERIES B

Original Amount: [    ]

Interest Rate: 3.65%

Make Whole Spread: 0.30%

Maturity Date: January 7, 2026

Series B Equipment Note Amortization: [To Come]

Payment Date	Percentage of Original Amount to be Paid

11

EXHIBIT C to

Note Purchase Agreement

FORM OF INTERCREDITOR AGREEMENT

EXECUTION VERSION

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

(2016-1)

Dated as of

November 6, 2017

AMONG

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity

but solely as Trustee under the

United Airlines Pass Through Trust 2016-1AA,

United Airlines Pass Through Trust 2016-1A

and

United Airlines Pass Through Trust 2016-1B

COMMONWEALTH BANK OF AUSTRALIA, ACTING THROUGH ITS NEW YORK BRANCH

as Class AA Liquidity Provider

as Class A Liquidity Provider

and

as Class B Liquidity Provider

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity except

as expressly set forth herein but

solely as Subordination Agent and Trustee

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 6, 2017, among WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), not in its individual capacity but solely as Trustee of each Trust (each as defined below); COMMONWEALTH BANK OF AUSTRALIA, an Australian corporation, acting through its New York branch, as Class AA Liquidity Provider, as Class A Liquidity Provider and as Class B Liquidity Provider; and WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the “Subordination Agent”).

WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

WHEREAS, the Class AA Trustee, the Class A Trustee, the Class AA Liquidity Provider, the Class A Liquidity Provider and the Subordination Agent entered into that certain Intercreditor Agreement (2016-1), dated as of June 13, 2016 (the “Original Intercreditor Agreement”);

WHEREAS, pursuant to the Class AA Trust Agreement and the Class A Trust Agreement, the Trusts created thereby issued, respectively, the Class AA Certificates bearing the interest rate and having the final distribution date described in such Class AA Trust Agreement on the terms and subject to the conditions set forth therein and the Class A Certificates bearing the interest rate and having the final distribution date described in such Class A Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, United had a right to issue “Additional Series Equipment Notes” (as defined in the Original Note Purchase Agreement) pursuant to the terms of Section 2.02 of each Indenture, Section 4(a)(vi) of the Original Note Purchase Agreement and Section 9.1(d) of the Original Intercreditor Agreement, and such Section 9.1(d) provides that the Original Intercreditor Agreement shall be amended by written agreement of United and the Subordination Agent to give effect to the issuance of the “Additional Series Pass Through Certificates” (as defined in the Original Note Purchase Agreement) and the addition of the “Additional Series Pass Through Trustee” (as defined in the Original Note Purchase Agreement) as a party to the Original Intercreditor Agreement;

WHEREAS, United has entered into the Class B Trust Agreement with respect to the Class B Trust in connection with the issuance of the Class B Certificates (which constitute such “Additional Series Pass Through Certificates”) to provide financing for the purchase by the Class B Trustee (which constitutes such “Additional Series Pass Through Trustee”) of the Series B Equipment Notes (which constitute such “Additional Series Equipment Notes”), in respect of, and secured by a security interest in, the Aircraft;

WHEREAS, pursuant to each Indenture, United has issued on a recourse basis two series of Equipment Notes to finance the related Aircraft;

WHEREAS, pursuant to the Financing Agreements, each Trust has acquired or will acquire Equipment Notes having an interest rate equal to the Stated Interest Rate applicable to the Certificates issued or to be issued by such Trust;

WHEREAS, the Trust created by the Class B Trust Agreement proposes to issue the Class B Certificates having the interest rate and the final distribution date described in the Class B Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class B Underwriting Agreement, the Class B Underwriters propose to purchase the Class B Certificates issued by the Class B Trust in the aggregate face amount set forth on Schedule I thereto on the terms and subject to the conditions set forth therein;

WHEREAS, (i) the Class AA Liquidity Provider has entered into a revolving credit agreement relating to the Class AA Certificates and the Class A Liquidity Provider has entered into a revolving credit agreement relating to the Class A Certificates, in each case with the Subordination Agent, as agent for the Trustee of the applicable Trust, respectively, for the benefit of the Certificateholders of such Trust and (ii) the Class B Liquidity Provider proposes to enter into a revolving credit agreement relating to the Class B Certificates, with the Subordination Agent, as agent for the Class B Trustee, for the benefit of the Certificateholders of the Class B Trust; and

WHEREAS, it is a condition precedent to the obligations of the Class B Underwriters under the Class B Underwriting Agreement (x) that this Agreement be executed and delivered by each party hereto to amend and restate the Original Intercreditor Agreement in its entirety in connection with the Issuance of the Class B Certificates and (y) that the Subordination Agent, the Trustees and the Liquidity Providers agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees and the Liquidity Providers, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Original Intercreditor Agreement shall be amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(4) the term “including” means “including without limitation”.

“Acceleration” means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate”, “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Actual Disposition Event” means, in respect of any Equipment Note: (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

“Additional Certificateholders” has the meaning specified in Section 9.1(d), provided that, as used in Section 4.01 of the Class A Trust Agreement and Section 4.01 of the Class AA Trust Agreement, such term shall include the Class B Certificateholders.

“Additional Certificates” has the meaning specified in Section 9.1(d), provided that, as used in Section 4.01 of the Class A Trust Agreement and Section 4.01 of the Class AA Trust Agreement, such term shall include the Class B Certificates.

“Additional Equipment Notes” has the meaning specified in Section 9.1(d), provided that, as used in Section 4.01 of the Class A Trust Agreement and Section 4.01 of the Class AA Trust Agreement, such term shall include the Series B Equipment Notes.

“Additional Trust” has the meaning specified in Section 9.1(d), provided that, as used in Section 4.01 of the Class A Trust Agreement and Section 4.01 of the Class AA Trust Agreement, such term shall include the Class B Trust.

“Additional Trust Agreement” has the meaning specified in Section 9.1(d).

“Additional Trustee” has the meaning specified in Section 9.1(d).

“Administration Expenses” has the meaning specified in clause “first” of Section 3.2.

“Advance”, with respect to any Liquidity Facility, means any Advance as defined in such Liquidity Facility.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft” means, with respect to each Indenture, the “Aircraft” referred to therein.

“Appraisal” has the meaning specified in Section 4.1(a)(iv).

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post-Default Appraisals of such Aircraft.

“Appraisers” means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer and Agnew, Inc. or, so long as the Person entitled or required hereunder to select such Appraiser acts reasonably, any other nationally recognized appraiser reasonably satisfactory to the Subordination Agent and the Controlling Party.

“Available Amount” means, with respect to any Liquidity Facility on any date, the Maximum Available Commitment (as defined therein) on such date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Basic Agreement” means the Pass Through Trust Agreement dated as of October 3, 2012, between United (formerly known as Continental Airlines, Inc.) and WTNA, not in its individual capacity, except as otherwise expressly provided therein, but solely as trustee.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office and that, solely with respect to the making and repayment of Advances under any Liquidity Facility, also is a “Business Day” as defined in such Liquidity Facility.

“Cash Collateral Account” means the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable.

“Certificate” means a Class AA Certificate, a Class A Certificate or a Class B Certificate, as applicable.

“Certificateholder” means any holder of one or more Certificates.

“Class” means any one of the Class AA Certificates, the Class A Certificates or the Class B Certificates.

“Class A Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class A Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding the Current Distribution Date, on the Preferred A Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred A Pool Balance for each Series A Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), for each day during the period, for each such Series A Equipment Note, commencing on, and including, the immediately preceding Distribution Date and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note, Aircraft or Collateral, as the case may be.

“Class A Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class A Certificateholder” means, at any time, any holder of one or more Class A Certificates.

“Class A Certificates” means the certificates issued by the Class A Trust, substantially in the form of Exhibit A to the Class A Trust Agreement, and authenticated by the Class A Trustee, representing fractional undivided interests in the Class A Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class A Trust Agreement.

“Class A Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the Class AA/A Closing Date, between the Subordination Agent, as agent and trustee for the Class A Trust, and the initial Class A Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Liquidity Provider” means Commonwealth Bank of Australia, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class A Liquidity Facility pursuant to Section 3.5(e).

“Class A Trust” means the United Airlines Pass Through Trust 2016-1A-S created and administered pursuant to the Class A Trust Agreement.

“Class A Trust Agreement” means the Basic Agreement, as supplemented by the Trust Supplement No. 2016-1A-S thereto, governing the creation and administration of the United Airlines Pass Through Trust 2016-1A-S and the issuance of the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class A Trust Agreement, but solely as trustee under the Class A Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class AA Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class AA Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class AA Certificateholder” means, at any time, any holder of one or more Class AA Certificates.

“Class AA Certificates” means the certificates issued by the Class AA Trust, substantially in the form of Exhibit A to the Class AA Trust Agreement, and authenticated by the Class AA Trustee, representing fractional undivided interests in the Class AA Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class AA Trust Agreement.

“Class AA Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the Class AA/A Closing Date, between the Subordination Agent, as agent and trustee for the Class AA Trust, and the initial Class AA Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class AA Liquidity Provider” means Commonwealth Bank of Australia, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class AA Liquidity Facility pursuant to Section 3.5(e).

“Class AA Trust” means the United Airlines Pass Through Trust 2016-1AA-S created and administered pursuant to the Class AA Trust Agreement.

“Class AA Trust Agreement” means the Basic Agreement, as supplemented by the Trust Supplement No. 2016-1AA-S thereto, governing the creation and administration of the United Airlines Pass Through Trust 2016-1AA-S and the issuance of the Class AA Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class AA Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class AA Trust Agreement, but solely as trustee under the Class AA Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class AA/A Closing Date” means June 13, 2016.

“Class AA/A Underwriters” means the several firms named as Underwriters in Schedule II to the Class AA/A Underwriting Agreement.

“Class AA/A Underwriting Agreement” means the Underwriting Agreement dated June 6, 2016 among the Class AA/A Underwriters, the Depositary and United, relating to the purchase of the Class AA Certificates and the Class A Certificates by the Class AA/A Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Adjusted Interest” means, as of any Current Distribution Date: (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class B Certificates, the Class B Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred B Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class B Certificates, the Class B Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral, as the case may be.

“Class B Cash Collateral Account” means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) shall be deposited.

“Class B Certificateholder” means, at any time, any holder of one or more Class B Certificates.

“Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing fractional undivided interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

“Class B Closing Date” means November 6, 2017.

“Class B Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of the Class B Closing Date, between the Subordination Agent, as agent and trustee for the Class B Trust, and the initial Class B Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Liquidity Provider” means Commonwealth Bank of Australia, an Australian corporation, acting through its New York branch, or, if applicable, any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class B Liquidity Facility pursuant to Section 3.5(e).

“Class B Trust” means the United Airlines Pass Through Trust 2016-1B created and administered pursuant to the Class B Trust Agreement.

“Class B Trust Agreement” means the Basic Agreement, as supplemented by the Trust Supplement No. 2016-1B thereto, governing the creation and administration of the United Airlines Pass Through Trust 2016-1B and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class B Trust Agreement, but solely as trustee under the Class B Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Class B Underwriters” means the several firms named as Underwriters in Schedule II to the Class B Underwriting Agreement.

“Class B Underwriting Agreement” means the Underwriting Agreement dated October 23, 2017 among the Class B Underwriters and United, relating to the purchase of the Class B Certificates by the Class B Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Indentures.

“Collection Account” means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(i) which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

“Controlling Party” means the Person entitled to act as such pursuant to the terms of Section 2.6.

“Corporate Trust Office” means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

“Current Distribution Date” means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Designated Representatives” means the Subordination Agent Representatives, the Trustee Representatives and the Provider Representatives identified under Section 2.5.

“Distribution Date” means a Regular Distribution Date or a Special Distribution Date.

“Dollars” or “$” means United States dollars.

“Downgrade Date” has the meaning specified in Section 3.5(c).

“Downgrade Drawing” has the meaning specified in Section 3.5(c).

“Downgrade Event” means, with respect to any Liquidity Facility, a downgrading of the Long-Term Rating of the Liquidity Provider thereunder then issued by any Rating Agency below the applicable Threshold Rating (or, if a confirmation was provided by a Rating Agency in connection with the occurrence of a previous Downgrade Event in accordance with Section 3.5(c)(ii)(B), an additional downgrading by such Rating Agency of the Long-Term Rating of such Liquidity Provider), or if any such rating has been withdrawn or suspended.

“Downgraded Facility” has the meaning specified in Section 3.5(c).

“Drawing” means an Interest Drawing, a Final Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

“DTC” means The Depository Trust Company.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 from Moody’s and a long-term issuer credit rating of at least A- from Fitch. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

“Eligible Institution” means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A3 or its equivalent or a long-term issuer credit rating from Fitch of at least A- or its equivalent.

“Eligible Investments” means (a) investments in obligations of, or guaranteed by, the United States government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term issuer credit rating issued by Moody’s and Fitch of at least P-1 and F1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker’s acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody’s of at least P-1 and a short-term issuer credit rating by Fitch of at least F1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in Dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank’s capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by United or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

“Equipment Note Special Payment” means a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture.

“Equipment Notes” means, at any time, the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Current Distribution Date, the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, in the case of the Class B Certificates if the Current Distribution Date is the first Distribution Date for the Class B Certificates, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates. For purposes of calculating

Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

“Expiry Date” means, with respect to any Liquidity Facility, the “Expiry Date” as defined in such Liquidity Facility.

“Facility Office” means, with respect to any Liquidity Facility, the office of the Liquidity Provider thereunder, presently located in New York, or such other office as such Liquidity Provider from time to time shall notify the applicable Trustee as its “Facility Office” under any such Liquidity Facility; provided that such Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 of any such Liquidity Facility.

“Fee Letter” means, in the case of the initial Liquidity Facilities for the Class AA Trust or the Class A Trust, the Fee Letter dated as of the Class AA/A Closing Date, and in the case of the initial Liquidity Facility for the Class B Trust, the Fee Letter dated as of the Class B Closing Date, in each case among a Liquidity Provider, the Subordination Agent and United.

“Final Advance”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

“Final Drawing” has the meaning specified in Section 3.5(i).

“Final Legal Distribution Date” means (i) with respect to the Class AA Certificates, January 7, 2030, (ii) with respect to the Class A Certificates, January 7, 2030 and (iii) with respect to the Class B Certificates, July 7, 2027.

“Financing Agreement” means each of the Participation Agreements, the Indentures, the Note Purchase Agreement and the Original Note Purchase Agreement.

“First Amendment to Indenture” means, with respect to each Indenture, Amendment No. 1 to such Indenture, dated as of the Class B Closing Date, between United and the Loan Trustee, entered into pursuant to the Note Purchase Agreement.

“First Amendment to Participation Agreement” means, with respect to each Participation Agreement, Amendment No. 1 to such Participation Agreement, dated as of the Class B Closing Date, among United, the Loan Trustee, the Subordination Agent, and the Trustees entered into pursuant to the Note Purchase Agreement.

“Fitch” means Fitch Ratings Inc.

“Indenture” means each of the Trust Indentures entered into by the Loan Trustee and United, pursuant to the Original Note Purchase Agreement, as amended by the First Amendment to Indenture, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Default” means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

“Interest Drawing” has the meaning specified in Section 3.5(a).

“Interest Payment Date” means, with respect to any Liquidity Facility, each date on which interest is due and payable under such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing, a Special Termination Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under such Liquidity Facility only on an Applied Provider Advance or Applied Special Termination Advance (as such terms are defined in such Liquidity Facility).

“Investment Earnings” means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

“Lien” means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

“Liquidity Event of Default”, with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Liquidity Expenses” means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Liquidity Facility” means, at any time, the Class AA Liquidity Facility, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, Section 8.1 of the Participation Agreements or the Fee Letters.

“Liquidity Provider” means, at any time, the Class AA Liquidity Provider, the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

“Loan Trustee” means, with respect to any Indenture, the mortgagee thereunder.

“Long-Term Rating” means, for any Person: (a) in the case of Fitch, the long-term issuer default rating of such Person and (b) in the case of Moody’s, the long-term unsecured debt rating of such Person.

“Manufacturer” has the meaning set forth in the Note Purchase Agreement.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Controlling Party” means, at any time, any Trustee, Liquidity Provider or other Person which is not the Controlling Party at such time.

“Non-Extended Facility” has the meaning specified in Section 3.5(d).

“Non-Extension Drawing” has the meaning specified in Section 3.5(d).

“Non-Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, among United, each Trustee, the Loan Trustee and the Subordination Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice Date” has the meaning specified in Section 3.5(d).

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Trust Agreements, the Underwriting Agreements, the Financing Agreements, the Fee Letters, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

“Original Intercreditor Agreement” has the meaning specified in the second recital hereto.

“Original Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Class AA/A Closing Date, among United, each Trustee, U.S. Bank National Association, as escrow agent, the Subordination Agent and Wilmington Trust, National Association, as paying agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Outstanding” means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

(i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

(ii) Certificates of such Class for which money in the full amount required to make the Final Distribution with respect to such Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such Final Distribution payment; and

(iii) Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by United or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or any of its Affiliates.

“Overdue Scheduled Payment” means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

“Participation Agreement” means, with respect to each Indenture, the “Participation Agreement” referred to therein.

“Payees” has the meaning specified in Section 2.4(c).

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which United is a debtor any payment default existing during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes issued under any Indenture) are Performing Equipment Notes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made as of such date in respect of the Certificates of such Trust other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any special distribution with respect to payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

“Post-Default Appraisals” has the meaning specified in Section 4.1(a)(iv).

“Preferred A Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under the Indenture pursuant to which such Series A Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series A Equipment Note, (ii) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Series A Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series A Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series A Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series A Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series A Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date for the Class B Certificates, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under the Indenture pursuant to which such Series B Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Premium” means any “Make-Whole Amount” as such term is defined in any Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Provider Incumbency Certificate” has the meaning specified in Section 2.5(c).

“Provider Representatives” has the meaning specified in Section 2.5(c).

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days after the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Liquidity Facility for such Class, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody’s and Fitch.

“Ratings Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

“Refinancing Certificateholders” has the meaning specified in Section 9.1(c).

“Refinancing Certificates” has the meaning specified in Section 9.1(c).

“Refinancing Equipment Notes” has the meaning specified in Section 9.1(c).

“Refinancing Trust Agreement” has the meaning specified in Section 9.1(c).

“Refinancing Trust” has the meaning specified in Section 9.1(c).

“Refinancing Trustee” has the meaning specified in Section 9.1(c).

“Regular Distribution Dates” means each January 7 and July 7, commencing on January 7, 2017 with respect to the Class AA Certificates and the Class A Certificates and on July 7, 2018 with respect to the Class B Certificates; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without distribution of interest for such additional period.

“Replacement Liquidity Facility” means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount and issued by a Person (or Persons) having a long-term senior unsecured debt rating or long-term issuer credit rating, as the case may be, issued by each Rating Agency which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.5(d) hereof.

“Replacement Liquidity Provider” means a Person (or Persons) who issues a Replacement Liquidity Facility.

“Required Amount” means with respect to each Liquidity Facility or Cash Collateral Account, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such day and without regard to expected future distributions of principal on such Class of Certificates.

“Responsible Officer” means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and (ii) with respect to each Liquidity Provider, any authorized officer or authorized signatory of such Liquidity Provider.

“Scheduled Payment” means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility or withdrawn from any Cash Collateral Account, which payment represents the payment of regularly scheduled interest accrued on the unpaid principal amount of the related Equipment Note; provided that any payment of principal of, Premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“Scheduled Payment Date” means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Series A Equipment Notes” means the Series A Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series AA Equipment Notes” means the Series AA Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series B Equipment Notes” means the Series B Equipment Notes issued pursuant to any Indenture by United and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“60-Day Period” means the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code.

“Special Distribution Date” means, with respect to any Special Payment, the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement, whether distributed pursuant to Section 2.4 or Section 3.2 hereof.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral.

“Special Payments Account” means the Eligible Deposit Account created pursuant to Section 2.2(a)(ii) as a sub-account to the Collection Account.

“Special Termination Drawing” has the meaning specified in Section 3.5(m).

“Special Termination Notice”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Stated Amount”, with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider.

“Stated Interest Rate” means (i) with respect to the Class AA Certificates, 3.10% per annum, (ii) with respect to the Class A Certificates, 3.45% per annum and (iii) with respect to the Class B Certificates, 3.65% per annum.

“Subordination Agent” has the meaning specified in the preamble to this Agreement.

“Subordination Agent Incumbency Certificate” has the meaning specified in Section 2.5(a).

“Subordination Agent Representatives” has the meaning specified in Section 2.5(a).

“Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice”, with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

“Threshold Rating” means (a) in the case of Moody’s, a Long-Term Rating of Baa2, and (b) in the case of Fitch, a Long-Term Rating of BBB+ with respect to the Class AA Liquidity Provider, BBB with respect to the Class A Liquidity Provider and BBB- with respect to the Class B Liquidity Provider.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Triggering Event” means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of a United Bankruptcy Event.

“Trust” means any of the Class AA Trust, the Class A Trust or the Class B Trust.

“Trust Accounts” has the meaning specified in Section 2.2(a).

“Trust Agreement” means any of the Class AA Trust Agreement, the Class A Trust Agreement or the Class B Trust Agreement.

“Trust Property”, with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

“Trustee” means any of the Class AA Trustee, the Class A Trustee or the Class B Trustee.

“Trustee Incumbency Certificate” has the meaning specified in Section 2.5(b).

“Trustee Representatives” has the meaning specified in Section 2.5(b).

“Unapplied Provider Advance”, with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

“Underwriters” means the Class AA/A Underwriters or the Class B Underwriters, as applicable.

“Underwriting Agreement” means the Class AA/A Underwriting Agreement or the Class B Underwriting Agreement, as applicable.

“United” means United Airlines, Inc., a Delaware corporation, and its successors and assigns.

“United Bankruptcy Event” means the occurrence and continuation of any of the following:

(a) United shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or United shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or United shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against United in any such case, or United shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or United shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or United’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

(b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of United, a receiver, trustee or liquidator of United or of any substantial part of its property, or any substantial part of the property of United shall be sequestered, or granting any other relief in respect of United as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

(c) a petition against United in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to United, any court of competent jurisdiction assumes jurisdiction, custody or control of United or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

“United Provisions” has the meaning specified in Section 9.1(a).

“Written Notice” means, from the Subordination Agent, any Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

“WTNA” has the meaning specified in the recitals to this Agreement.

ARTICLE II

TRUST ACCOUNTS; CONTROLLING PARTY

SECTION 2.1. Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes held by the Subordination Agent and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

(b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 8.1 of the Participation Agreements, or payments under Section 6 of the Original Note Purchase Agreement and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Trustees, the Loan Trustees and the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

SECTION 2.2. Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and, if applicable, the Liquidity Providers and (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders and, if applicable, the Liquidity Providers. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.5(f) hereof. Upon such establishment and maintenance under Section 3.5(f) hereof, the Cash Collateral Accounts shall, together with the Special Payments Account and the Collection Account, constitute the “Trust Accounts” hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

(b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment; provided, however, that following the making of a Special Termination Drawing or a Downgrade Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest such funds in Eligible Investments at the direction of United (or, if and to the extent so specified to the Subordination Agent by United with respect to any Liquidity Facility, the Liquidity Provider with respect to such Liquidity Facility); provided further, however, that, notwithstanding the foregoing proviso, following the making of a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the Cash Collateral Account with respect to such Liquidity Facility in Eligible Investments pursuant to the written instructions of the Liquidity Provider funding such Drawing; provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts pursuant to Section 3.5(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent’s reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence (or, with respect to the handling or transfer of funds, its own negligence). Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.3(b) with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders and the Liquidity Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation for each Class of Certificates shall have been obtained) establish a new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account or Cash Collateral Account, as the case may be. So long as WTNA is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

SECTION 2.3. Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to a Cash Collateral Account).

(b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

SECTION 2.4. Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(c) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes, the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and each Liquidity Provider a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a “Special Distribution Date”), which shall be the Business Day which immediately follows the later to occur of (x) the

15th day after the date of such Written Notice and (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) and Article III hereof, as applicable.

For the purposes of the application of any Equipment Note Special Payment distributed on a Special Distribution Date in accordance with Section 3.2 hereof, so long as no Indenture Default shall have occurred and be continuing under any Indenture:

(i) the amount of accrued and unpaid Liquidity Expenses that are not yet due that are payable pursuant to clause “second” thereof shall be multiplied by the Section 2.4 Fraction;

(ii) clause “third” thereof shall be deemed to read as follows: “third, (x) such amount as shall be required to pay accrued and unpaid interest then in arrears on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears multiplied by the Section 2.4 Fraction, and (y) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the Liquidity Providers, pro rata on the basis of the amounts owed to each Liquidity Provider”;

(iii) clause “seventh” thereof shall be deemed to read as follows: “seventh, such amount as shall be required to pay accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class AA Certificates together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid shall be distributed to the Class AA Trustee”;

(iv) clause “eighth” thereof shall be deemed to read as follows: “eighth, such amount as shall be required to pay any accrued, due and unpaid Class A Adjusted Interest shall be distributed to the Class A Trustee”;

(v) clause “ninth” thereof shall be deemed to read as follows: “ninth, such amount as shall be required to pay any accrued, due and unpaid Class B Adjusted Interest shall be distributed to the Class B Trustee”;

(vi) clause “eleventh” thereof shall be deemed to read as follows: “eleventh, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class A Certificates which was not previously paid pursuant to clause “eighth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid shall be distributed to the Class A Trustee”; and

(vii) clause “thirteenth” thereof shall be deemed to read as follows: “thirteenth, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “ninth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid shall be distributed to the Class B Trustee”.

(b) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.4 or 3.2 shall be invested in accordance with Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

(c) Certain Payments. Except for amounts constituting Liquidity Obligations which shall be distributed as provided in Section 3.2, the Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from United in respect of any Trustee or any Liquidity Provider (collectively, the “Payees”) and (ii) any compensation received by it from United under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

SECTION 2.5. Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider and each Trustee, at the Subordination Agent’s discretion, or upon any Liquidity Provider’s or any Trustee’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Subordination Agent Incumbency Certificate”) of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the “Subordination Agent Representatives”) authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

(b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (a “Trustee Incumbency Certificate”) of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the “Trustee Representatives”) authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

(c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider’s discretion, or upon the Subordination Agent’s request (which request shall not be made more than one time in any 12-month period), a certificate (each, a “Provider Incumbency Certificate”) of any Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (in each case, the “Provider Representatives” and, together with the Subordination Agent Representatives and the Trustee Representatives, the “Designated Representatives”) authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider.

SECTION 2.6. Controlling Party. (a) The Trustees and the Liquidity Providers hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder (i) so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes except as provided in Section 9.1(b)), and (ii) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

(b) The “Controlling Party” shall be (w) the Class AA Trustee, (x) upon payment of Final Distributions to the holders of Class AA Certificates, the Class A Trustee and (y) upon payment of the Final Distribution to the holders of Class A Certificates, the Class B Trustee. For purposes of giving effect to the provisions of Section 2.6(a) and this Section 2.6(b), the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes so held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

(c) Notwithstanding the foregoing provisions of clauses (a) and (b) above, at any time after 18 months from the earliest to occur of (i) the date on which the entire Required Amount as of such date under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing that has been converted to a Final Drawing under such Liquidity Facility) and shall remain unreimbursed, (ii) the date on which the portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing equal to the Required Amount as of such date under any Liquidity Facility shall have become and remain “Applied Downgrade Advances”, “Applied Non-Extension Advances” or “Applied Special Termination Advances”, as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes under all Indentures shall have been Accelerated (provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which United is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered Accelerated for purposes of this sub-clause (iii) until the expiration of the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the highest outstanding aggregate amount of Liquidity Obligations owed to it (so long as such Liquidity Provider has not defaulted in its obligation to make any Drawing under any Liquidity Facility) shall have the right to elect, by Written Notice to the Subordination Agent and each of the Trustees, to become the Controlling Party hereunder at any time from and including the last day of such 18-month period.

(d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Sections 4.1(a)(ii) and 4.1(a)(iii) hereof.

(e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION

OF AMOUNTS RECEIVED

SECTION 3.1. Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i) with respect to the Class AA Certificates, the Class AA Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class AA Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “seventh” and “tenth” of Section 3.2 hereof;

(ii) with respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class A Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “eighth”, “eleventh” and “twelfth” of Section 3.2 hereof;

(iii) with respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class B Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “ninth”, “thirteenth” and “fourteenth” of Section 3.2 hereof

(iv) with respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause “first” of Section 3.2 hereof, clause “second” of Section 3.2 hereof, clause “third” of Section 3.2 hereof, clause “fourth” of Section 3.2 hereof and clause “fifth” of Section 3.2 hereof; and

(v) each Trustee shall set forth the amounts to be paid in accordance with clause “sixth” of Section 3.2 hereof.

(b) At such time as a Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 3.2 hereof, as applicable, and, in the case of a Liquidity Provider, its commitment or obligations under the related Liquidity Facility shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

(c) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee or any Liquidity Provider pursuant to paragraphs (a) and (b) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

(d) Any Written Notice delivered by a Trustee, a Liquidity Provider or the Subordination Agent, as applicable, pursuant to Section 3.1(a) hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day, shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

(e) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses “first” through “fourteenth” of

Section 3.2 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

(f) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(e) hereof.

The notices required under Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

SECTION 3.2. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.4, 3.1(e), 3.3, 3.5(b), 3.5(k) and 3.5(m), amounts on deposit in the Collection Account (including amounts on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(a), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) or reasonably expected to be incurred by it for the period ending on the next succeeding Regular Distribution Date (which shall not exceed $150,000 unless approved in writing by the Controlling Party) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) any Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) any Liquidity Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to such Liquidity Provider, and (iv) any Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above actually incurred by it (to the extent not previously reimbursed) (collectively, the “Administration Expenses”), shall be distributed to such Liquidity Provider or the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

second, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider;

third, (i) such amount as shall be required to pay the aggregate amount of accrued and unpaid interest on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider and (ii) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the Liquidity Providers pro rata on the basis of the amounts owed to each Liquidity Provider;

fourth, such amount as shall be required (A) if any Cash Collateral Account had been previously funded as provided in Section 3.5(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account’s Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (A) nor subclause (B) of this clause “fourth” is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility (other than amounts payable pursuant to clause “second” or “third” of this Section 3.2), pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations payable to each Liquidity Provider;

fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause “fourth” above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Liquidity Provider;

sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each case, pro rata on the basis of all amounts described in clauses (i) through (iii) above;

seventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates shall be distributed to the Class AA Trustee;

eighth, such amount as shall be required to pay unpaid Class A Adjusted Interest shall be distributed to the Class A Trustee;

ninth, such amount as shall be required to pay unpaid Class B Adjusted Interest shall be distributed to the Class B Trustee;

tenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class AA Certificates on such Distribution Date shall be distributed to the Class AA Trustee;

eleventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates which was not previously paid pursuant to clause “eighth” above shall be distributed to the Class A Trustee;

twelfth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

thirteenth, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “ninth” above shall be distributed to the Class B Trustee;

fourteenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

fifteenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

With respect to clauses “first” and “sixth” above, no amounts shall be reimbursable to the Subordination Agent, any Trustee, any Liquidity Provider or any Certificateholder for any payments made by any such Person in connection with any Equipment Note that is no longer held by the Subordination Agent (to the extent that such payments relate to periods after such Equipment Note ceases to be held by the Subordination Agent).

SECTION 3.3. Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.2 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the manner provided in clause “first” of Section 3.2 hereof.

(b) Notwithstanding the priority of payments specified in Section 3.2, in the event any Investment Earnings on amounts on deposit in any Cash Collateral Account resulting from an Unapplied Provider Advance or Unapplied Special Termination Advance are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance or such Unapplied Special Termination Advance, as the case may be, to the extent of such Investment Earnings.

(c) If the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this Section 3.3(c) only, each reference in clause “tenth”, “twelfth” or “fourteenth” of Section 3.2 to “Distribution Date” shall be deemed to refer to such Scheduled Payment Date.

SECTION 3.4. Payments to the Trustees and the Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the account that such Liquidity Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer to the account such Trustee shall provide to the Subordination Agent.

SECTION 3.5. Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class AA Certificates, the Class A Certificates or the Class B Certificates (at the Stated Interest Rate for such Class of Certificates), then, prior to 12:30 p.m. (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an “Interest Drawing”) under the Liquidity Facility with respect to such Class of Certificates in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest (at the applicable Stated Interest Rate for such Class of Certificates) and (y) the Available Amount under such Liquidity Facility, and (ii) the Subordination Agent shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

(b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class AA Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class AA Cash Collateral Account, and payable in each case to the Class AA Certificateholders or the Class AA Trustee, shall be promptly distributed to the Class AA Trustee, (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class A Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Certificateholders or the Class A Trustee, shall be promptly distributed to the Class A Trustee and (iii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class B Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Certificateholders or the Class B Trustee, shall be promptly distributed to the Class B Trustee.

(c) Downgrade Drawings. (i) Each Liquidity Provider shall promptly, but in any event within ten days of the occurrence of a Downgrade Event with respect to it (the date of such occurrence, the “Downgrade Date”), deliver notice of such Downgrade Event and the related Downgrade Date to the Subordination Agent and United. With respect to each Liquidity Facility, a Downgrade Drawing shall be requested by the Subordination Agent thereunder as provided in Section 3.5(c)(iii), if at any time a Downgrade Event shall have occurred with respect to such Liquidity Facility (such Liquidity Facility following a Downgrade Event being referred to as a “Downgraded Facility”), unless an event described in clause (A) or (B) of Section 3.5(c)(ii) occurs with respect to such Liquidity Facility.

(ii) If at any time any Liquidity Facility becomes a Downgraded Facility, the Subordination Agent shall request a Downgrade Drawing thereunder in accordance with Section 3.5(c)(iii), unless (A) the Liquidity Provider under such Downgraded Facility or United arranges for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent within 35 days after the applicable Downgrade Date (but not later than the expiration date of such Downgraded Facility) or (B) on or before the date 30 days after such Downgrade Date, the Rating Agency downgrading, withdrawing or suspending the rating of the applicable Liquidity Provider provides a written confirmation to the Subordination Agent that such downgrading, withdrawal or suspension will not result in a downgrading, withdrawal or suspension of the rating then in effect for the related Class of Certificates by such Rating Agency. In the event the relevant Rating Agency does not provide the written confirmation contemplated in clause (B) of the preceding sentence on or before the 30th day after such Downgrade Date and no Replacement Liquidity Provider has been arranged in accordance with clause (A) of the preceding sentence, the Liquidity Provider shall notify the Subordination Agent and United that a Downgrade Drawing will be required on the date 35 days after such Downgrade Date (but not later than the expiration date of such Downgraded Facility).

(iii) Upon the occurrence of any Downgrade Event with respect to any Liquidity Facility, unless a Replacement Liquidity Facility is arranged as provided in Section 3.5(c)(ii)(A) or the relevant Rating Agency provides the written confirmation as provided in Section 3.5(c)(ii)(B), the Subordination Agent shall, on the 35th day after the applicable Downgrade Event (or if such 35th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.5(f) hereof. The applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

(iv) For the avoidance of doubt, the provisions of this Section 3.5(c) shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider until a Downgrade Drawing shall have been made under the applicable Liquidity Facility, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in Section 3.5(c)(ii)(B) has been obtained with respect to any prior occurrence of a Downgrade Event.

(v) If at any time after making a Downgrade Drawing, the applicable Liquidity Provider satisfies the Threshold Rating and delivers written notice to such effect to the Subordination Agent and United, as of the second Business Day following receipt of such notice, (i) the Downgraded Facility shall cease to be a Downgraded Facility and (ii) the Subordination Agent shall withdraw the unapplied amount of such Downgrade Drawing on deposit in the applicable Cash Collateral Account and reimburse such amount to the applicable Liquidity Provider.

(d) Non-Extension Drawings. Except in the case of a Liquidity Facility that is scheduled to expire on a date no earlier than 15 days after the Final Legal Distribution Date for the related Class of Certificates, if in any calendar year before the 25th day prior to the anniversary date of the Class AA/A Closing Date (in the case of the Class AA Liquidity Facility and the Class A Liquidity Facility) or the Class B Closing Date (in the case of the Class B Liquidity Facility) (such 25th day, the “Notice Date”), the Liquidity Provider under a Liquidity Facility shall have advised the Subordination Agent that the Expiry Date under such Liquidity Facility shall not be extended beyond such anniversary date and on or before such Notice Date, such Liquidity Facility shall not have been replaced in accordance with Section 3.5(e), the Subordination Agent shall, on the Notice Date (or as soon as possible thereafter), in accordance with the terms of such Liquidity Facility (a “Non-Extended Facility”), request a drawing under such expiring Liquidity Facility (such drawing, a “Non-Extension Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(e) Issuance of Replacement Liquidity Facility. (i) At any time, United may, at its option, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility for any Class of Certificates (including any Replacement Liquidity Facility provided pursuant to Section 3.5(e)(ii) hereof); provided, however, that the initial Liquidity Provider for any Liquidity Facility shall not be replaced by United as a Liquidity Provider with respect to such Liquidity Facility without the consent of such Liquidity Provider (such consent not to be unreasonably withheld or delayed) during the period prior to the third anniversary of the Class AA/A Closing Date (in the case of the Class AA Liquidity Facility and the Class A Liquidity Facility) or the Class B Closing Date (in the case of the Class B Liquidity Facility) unless (A) there shall have become due to such initial Liquidity Provider, or such initial

Liquidity Provider shall have demanded, amounts pursuant to Section 3.01, 3.02 or 3.03 of any applicable Liquidity Facility and the replacement of such initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts or United determines in good faith that there is a substantial likelihood that such initial Liquidity Provider will have the right to claim any such amounts (unless such initial Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by United to such initial Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by United and reasonably acceptable to such initial Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Liquidity Facility, (C) any Liquidity Facility of such initial Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing shall have occurred under any Liquidity Facility of such initial Liquidity Provider or (D) such initial Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Liquidity Facility in respect of which it is the Liquidity Provider. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced.

(ii) If any Liquidity Provider shall determine not to extend any of its Liquidity Facilities in accordance with Section 3.5(d), then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Expiry Date of such Liquidity Facility. At any time after a Non-Extension Drawing has been made under any Liquidity Facility, the Liquidity Provider thereunder may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility under which such Non-Extension Drawing has been made.

(iii) No Replacement Liquidity Facility arranged by United or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.5(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a “Liquidity Facility” under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class AA Certificateholders, the Class A Certificateholders or the Class B Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.5(e)(ii) or pursuant to Section 3.5(c), such Replacement Liquidity Facility is acceptable to United.

(iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of the rating then in effect for the related Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.5(c) hereof), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in clause (v) of Section 3.5(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

(v) Upon satisfaction of the conditions set forth in clauses (iii) and (iv) of this Section 3.5(e) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by United or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

(f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class AA Liquidity Facility, the Class A Liquidity Facility or the Class B Liquidity Facility pursuant to Section 3.5(c), 3.5(d), 3.5(i) or 3.5(m) hereof, or in the event amounts are to be deposited in the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account pursuant to subclause (A) or (B) of clause “fourth” of Section 3.2, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class AA Cash Collateral Account, the Class A Cash Collateral Account or the Class B Cash Collateral Account, as applicable. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof.

On each Interest Payment Date (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account with respect to any Liquidity Facility (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, so long as no Indenture Default shall have occurred and be continuing under any Indenture, a fraction of such Investment Earnings equal to the Section 2.4 Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date with respect to the distribution of a Special Payment, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 3.2 or 3.3 (as applicable). The Subordination Agent shall deliver a written statement to United and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

(i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class AA Certificates (at the Stated Interest Rate for the Class AA Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class AA Cash Collateral Account, and pay to the Class AA Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class AA Certificates) on the Class AA Certificates and (y) the amount on deposit in the Class AA Cash Collateral Account;

(ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class A Certificates (at the Stated Interest Rate for the Class A Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class A Cash Collateral Account, and pay to the Class A Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Certificates) on the Class A Certificates and (y) the amount on deposit in the Class A Cash Collateral Account;

(iii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class B Certificates (at the Stated Interest Rate for the Class B Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class B Cash Collateral Account, and pay to the Class B Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Certificates) on the Class B Certificates and (y) the amount on deposit in the Class B Cash Collateral Account;

(iv) on each date on which the Pool Balance of the Class AA Trust shall have been reduced by payments made to the Class AA Certificateholders pursuant to Section 3.2 hereof, the Subordination Agent shall withdraw from the Class AA Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class AA Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class AA Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class AA Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings)

will be on deposit in the Class AA Cash Collateral Account and shall first, pay such withdrawn amount to the Class AA Liquidity Provider until the Liquidity Obligations (with respect to the Class AA Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(v) on each date on which the Pool Balance of the Class A Trust shall have been reduced by payments made to the Class A Certificateholders pursuant to Section 3.2 hereof, the Subordination Agent shall withdraw from the Class A Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class A Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class A Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class A Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class A Cash Collateral Account and shall first, pay such withdrawn amount to the Class A Liquidity Provider until the Liquidity Obligations (with respect to the Class A Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vi) on each date on which the Pool Balance of the Class B Trust shall have been reduced by payments made to the Class B Certificateholders pursuant to Section 3.2 hereof, the Subordination Agent shall withdraw from the Class B Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (and any reduction in the amounts on deposit in the Class B Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in the Class B Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class B Liquidity Facility) plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in the Class B Cash Collateral Account and shall first, pay such withdrawn amount to the Class B Liquidity Provider until the Liquidity Obligations (with respect to the Class B Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

(vii) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account related to the Liquidity Facility for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account;

(viii) if the Liquidity Provider with respect to a Downgraded Facility satisfies the Threshold Rating and delivers written notice to such effect to the Subordination Agent and United, on the second Business Day following receipt of such notice, the Subordination Agent shall withdraw all amounts remaining on deposit in the applicable Cash Collateral Account constituting the unapplied amount of any Downgrade Drawing and shall pay such amounts to such Liquidity Provider and the obligations of the Liquidity Provider shall be reinstated in accordance with the applicable Liquidity Facility; and

(ix) following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account related to the Liquidity Facility in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

(g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing, a Non-Extension Drawing, a Downgrade Drawing or a Special Termination Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing. In the event that, with respect to any Liquidity Facility, (i) funds are withdrawn from the related Cash Collateral Account pursuant to clause (i), (ii) or (iii) of Section 3.5(f) hereof or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, shall be deposited in such Cash Collateral Account as and to the extent provided in clause “fourth” of Section 3.2 and applied in accordance with Section 3.5(f) hereof.

(h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

(i) Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Final Drawing”). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

(j) Adjustments of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates or otherwise, the Stated Amount of such Liquidity Facility shall automatically be adjusted to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

(k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts relating to such Liquidity Facilities, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Section 3.2 hereof.

(l) Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility or any interest therein, unless (i) United shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment; provided, that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i) and (ii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of the initial Liquidity Provider under Section 3.5(e)(ii).

(m) Special Termination Drawing. Upon receipt of a Special Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Special Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a “Special Termination Drawing”). Amounts drawn pursuant to a Special Termination Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

ARTICLE IV

EXERCISE OF REMEDIES

SECTION 4.1. Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holder of such Equipment Notes, including, without limitation, the ability to vote all such Equipment Notes held by the Subordination Agent in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. If the Equipment Notes issued pursuant to any Indenture and held by the Subordination Agent have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

(ii) Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any Person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

(iii) Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture and (y) the occurrence of a United Bankruptcy Event, without the consent of each Trustee, no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

(iv) Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will obtain three desktop appraisals from the Appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post-Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal).

(b) Following the occurrence and during the continuance of an Indenture Default under any Indenture, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the relevant Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law.

(c) If following a United Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party shall promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee shall endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Advance. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring shall have been made available to all Certificateholders and to each Liquidity Provider that has not made a Final Advance for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period). In the event that any Class A Certificateholder, Class B Certificateholder or Additional Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party pursuant to the applicable Trust Agreement prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft unless and until such Certificateholder shall fail to purchase such Class of Certificates on the date that it is required to make such purchase.

SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

SECTION 4.4. Right of Certificateholders and the Liquidity Providers to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder or any Liquidity Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 3.2 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder or such Liquidity Provider, respectively.

SECTION 4.5. Undertaking for Costs. In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.

ARTICLE V

DUTIES OF THE SUBORDINATION AGENT;

AGREEMENTS OF TRUSTEES, ETC.

SECTION 5.1. Notice of Indenture Default or Triggering Event. (a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more of the Liquidity Providers or one or more Certificateholders.

(b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

(c) Securities Position. Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

(d) Reports. Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and United a statement setting forth the following information:

(i) after a United Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110(a)(2)(A) of the Bankruptcy Code, (B) subject to an election by United under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii) to the best of the Subordination Agent’s knowledge, after requesting such information from United, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the Indentures);

(iii) the current Pool Balance of the Certificates, the Preferred A Pool Balance, the Preferred B Pool Balance and the outstanding principal amount of all Equipment Notes;

(iv) the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v) the amounts paid to each Person on such Distribution Date pursuant to this Agreement;

(vi) details of the amounts paid on such Distribution Date identified by reference to the relevant provision of this Agreement and the source of payment (by Aircraft and party);

(vii) if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

(viii) the amounts currently owed to each Liquidity Provider;

(ix) the amounts drawn under each Liquidity Facility; and

(x) after a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

SECTION 5.2. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section 5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

SECTION 5.3. No Duties Except as Specified in this Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

SECTION 5.4. Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to each other party hereto, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

ARTICLE VI

THE SUBORDINATION AGENT

SECTION 6.1. Authorization; Acceptance of Trusts and Duties. Each of the Class AA Trustee, the Class A Trustee and the Class B Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. WTNA hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Sections 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

SECTION 6.3. No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees and the Liquidity Providers make no representation or warranty hereunder whatsoever.

SECTION 6.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee or any Liquidity Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

SECTION 6.5. Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of the Liquidity Providers and the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

SECTION 6.8. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

SECTION 6.9. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation or national banking association shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the trust department of the institution acting as Subordination Agent hereunder.

ARTICLE VII

INDEMNIFICATION OF SUBORDINATION AGENT

SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Participation Agreements and Section 6 of the Original Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

ARTICLE VIII

SUCCESSOR SUBORDINATION AGENT

SECTION 8.1. Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying each other party hereto. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

(1) the Subordination Agent fails to comply with Section 6.9 hereof;

(2) the Subordination Agent is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

(4) the Subordination Agent otherwise becomes incapable of acting.

If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to each other party hereto. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS

SECTION 9.1. Amendments, Waivers, Possible Future Issuance of an Additional Class of Certificates, etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.5(e)(v)(y) hereof with respect to any Replacement Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee if such supplement, amendment or modification (i) is in accordance with Section 9.1(c) or Section 9.1(d) hereof or (ii) cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.5(e), Section 3.5(f)(other than the last sentence thereof), Section 3.5(l), the last sentence of this Section 9.1(a), Section 9.1(c), Section 9.1(d), the second sentence of Section 10.6 or this proviso (collectively, the “United Provisions”) or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of United with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a) or pursuant to Section 9.1(c) or Section 9.1(d), then such supplement, amendment or modification shall not be effective without the additional written consent of United. Notwithstanding the foregoing, without the consent of each Certificateholder and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in this Section 9.1(a), Section 9.1(c) or Section 9.1(d), modify Section 2.4 or 3.2 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities.

Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility in accordance with Section 3.5(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility”, then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities for an individual Trust.

(b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for the giving of any notice or for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee, and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights with respect to such Equipment Notes as directed by the Controlling Party (subject to Sections 4.1 and 4.4 hereof); provided that no such amendment, supplement, modification, consent or waiver shall, without the consent of each affected Certificateholder and each Liquidity Provider, reduce the amount of principal or interest payable by United under any Equipment Note or change the time of payment or method of calculation of any amount under any Equipment Note.

(c) If Series A Equipment Notes or Series B Equipment Notes issued with respect to all of the Aircraft are repaid and re-issued in accordance with the terms of Section 4(a)(vi) of the Original Note Purchase Agreement, or any series of Additional Equipment Notes issued pursuant to Section 9.1(d) are repaid and re-issued in accordance with Section 4(a)(vi) of the Original Note Purchase Agreement, such series of re-issued Equipment Notes (the “Refinancing Equipment Notes”) shall be issued to a new pass through trust (a “Refinancing Trust”) that issues a class of pass through certificates (the “Refinancing Certificates”) to certificateholders (the “Refinancing Certificateholders”) pursuant to a pass through trust agreement (a “Refinancing Trust Agreement”) with a trustee (a “Refinancing Trustee”). A Refinancing Trust, a Refinancing Trustee and the Refinancing Certificates shall be subject to all of the provisions of this Agreement in the same manner as the Class A Trust, the Class B Trust or the applicable Additional Trust, the Class A Trustee, the Class B Trustee or the applicable Additional Trustee and the Class A Certificates, Class B Certificates or the applicable Additional Certificates, whichever corresponds to the series of the refinanced Equipment Notes, including the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and, if applicable, the Class A Certificates and, if applicable, the Class B Certificates and, if applicable, any previously issued class of Additional Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of United and the Subordination Agent to give effect to the issuance of any Refinancing Certificates subject to the following terms and conditions:

(i) the Refinancing Trustee shall be added as a party to this Agreement;

(ii) the definitions of “Certificate”, “Class”, “Class A Certificates” (if applicable), “Class B Certificates” (if applicable), “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect such issuance (and the subordination of the Refinancing Certificates and the Refinancing Equipment Notes);

(iii) with respect to any refinancing of the Series A Equipment Notes or Series B Equipment Notes, the Refinancing Certificates may have the benefit of credit support similar to the Class A Liquidity Facility or Class B Liquidity Facility (as applicable) or different therefrom, and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank pari passu with similar claims in respect of the Class AA Liquidity Facility so long as the prior written consent of the Class AA Liquidity Provider shall have been obtained; and with respect to any refinancing of any series of Additional Equipment Notes, the Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities, or different therefrom; provided that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall, in the case of all Classes of Additional Certificates, be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Certificates that rank senior in right of payment to the applicable Refinancing Certificates and (B) in each case, a Ratings Confirmation with respect to each such Class of Certificates then rated by the Rating Agencies shall have been obtained from each such Rating Agency;

(iv) the Refinancing Certificates cannot be issued to United but may be issued to any of United’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Refinancing Certificates to any Affiliate of United shall be similarly restricted; and

(v) the scheduled payment dates on the Refinancing Equipment Notes shall be on the Regular Distribution Dates.

The issuance of the Refinancing Certificates in compliance with all of the foregoing terms of this Section 9.1(c) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(c) (subject to the Class AA Liquidity Provider’s consent right in Section 9.1(c)(iii)) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

(d) Pursuant to the terms of Section 2.02 of each Indenture and Section 4(a)(vi) of the Original Note Purchase Agreement, one or more additional series of Equipment Notes (the “Additional Equipment Notes”), which shall be subordinated in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment

Notes under such Indenture, may be issued at any time, and from time to time, on or after the date hereof. If any series of Additional Equipment Notes are issued under one or more of the Indentures, each such series of Additional Equipment Notes shall be issued to a new pass through trust (an “Additional Trust”) that issues a class of pass through certificates (the “Additional Certificates”) to certificateholders (the “Additional Certificateholders”) pursuant to a pass through trust agreement (an “Additional Trust Agreement”) with a trustee (an “Additional Trustee”). In such case, this Agreement shall be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates and, if applicable, any previously issued class of Additional Certificates (subject to clause (iii) below). Such issuance and the amendment of this Agreement as provided below shall require Ratings Confirmation and shall not materially adversely affect any of the Trustees. This Agreement shall be amended by written agreement of United and the Subordination Agent to give effect to the issuance of any Additional Certificates subject to the following terms and conditions:

(i) the Additional Trustee shall be added as a party to this Agreement;

(ii) the definitions of “Certificate”, “Class”, “Equipment Notes”, “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and, “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect the issuance of the Additional Certificates (and the subordination thereof);

(iii) Section 3.2 may be revised to provide for the distribution of “Adjusted Interest” for such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after the Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any previously issued class of Additional Certificates) but before Expected Distributions on the Class AA Certificates;

(iv) the Additional Certificates may be rated by the Rating Agencies;

(v) the Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities, or different therefrom; provided that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall, in the case of all Classes of Additional Certificates, be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates and (B) Ratings Confirmation with respect to each such Class of Certificates then rated by the Rating Agencies shall have been obtained from each such Rating Agency;

(vi) the Additional Certificates cannot be issued to United but may be issued to any of United’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of the Additional Certificates to any Affiliate of United shall be similarly restricted;

(vii) the provisions of this Agreement governing payments with respect to Certificates and related notices, including Sections 2.4, 3.1 and 3.2, shall be revised to provide for distributions on such class of the Additional Certificates after payment of Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and the Class B Certificates (and, if applicable, any previously issued class of Additional Certificates), subject to clause (iii) above; and

(viii) the scheduled payment dates on such series of Additional Equipment Notes shall be on the Regular Distribution Dates.

The issuance of the Additional Certificates in compliance with all of the foregoing terms of this Section 9.1(d) shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 9.1(d) and any such issuance and amendment shall not affect any of its respective obligations under the Liquidity Facilities.

SECTION 9.2. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

SECTION 9.3. Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, consent or supplement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any amendment, consent or supplement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment, consent or supplement is authorized or permitted by this Agreement.

SECTION 9.4. Notice to Rating Agencies. Promptly upon receipt of any amendment, consent, modification, supplement or waiver contemplated by this Article IX and prior to taking any action required to be taken thereunder, the Subordination Agent shall send a copy thereof to each Rating Agency.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers and the

Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

SECTION 10.2. Intercreditor Agreement for Benefit of Trustees, Liquidity Providers and Subordination Agent. Subject to the second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

SECTION 10.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

(i)	if to the Subordination Agent, addressed to at its office at:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Telecopy: (302) 636-4140

(ii)	if to any Trustee, addressed to it at its office at:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration

Telecopy: (302) 636-4140

(iii)	if to the Class AA, Class A or Class B Liquidity Provider, addressed to it at its office at:

Commonwealth Bank of Australia, New York Branch

599 Lexington Avenue

New York, NY 10022

Attention: Head of Structured Asset Finance

Telecopy: (212) 336-7725

With a copy to:

Commonwealth Bank of Australia

599 Lexington Avenue

New York, NY 10022

Attention: Teresa Costa / Camille Marcigliano

Telecopy: (212) 336-7725

Whenever any notice in writing is required to be given by any Trustee, any Liquidity Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

SECTION 10.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.5. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

SECTION 10.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the United Provisions shall inure to the benefit of United and its successors and assigns, and (without limitation of the foregoing) United is hereby constituted, and agreed to be, an express third party beneficiary of the United Provisions.

SECTION 10.7. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 10.9. Subordination. (a) As between the Liquidity Providers (and any additional liquidity provider in respect of any Refinancing Certificates), on the one hand, and the Trustees (and any Refinancing Trustees or Additional Trustee) and the Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), on the other hand, and as among the Trustees (and any Refinancing Trustees or Additional Trustee) and the related Certificateholders (and any Refinancing Certificateholders or Additional Certificateholders), this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

(b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to the Liquidity Providers of all Liquidity Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

(c) If any Trustee, any Liquidity Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers, in respect of the Liquidity Obligations), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers, such Liquidity Obligations) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(d) Each of the Trustees (on behalf of themselves and the holders of the Certificates), the Liquidity Providers and the Subordination Agent confirm that the payment priorities specified in Section 3.2 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations may not be so secured. The Trustees expressly agree (on behalf of themselves and the holders of the Certificates) not to assert priority over the holders of Liquidity Obligations (except as specifically set forth in Section 3.2) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

(e) Each of the Trustees (on behalf of themselves and the holders of the Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing their rights under this Agreement:

(i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers, the Liquidity Obligations,

(ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations,

(iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers, any of the Liquidity Obligations, or release or compromise any obligation of any obligor with respect thereto,

(iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

(v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

SECTION 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 10.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

(a) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c) To the extent that any Liquidity Provider or any of the properties of any Liquidity Provider has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

SECTION 10.12. Acknowledgment; Direction; Amendment and Restatement. Each party hereto (including WTNA) (a) agrees that this Agreement is entered into pursuant to and consistent with Section 9.1 of the Original Intercreditor Agreement, (b) acknowledges and agrees that, from and after the date hereof, this Agreement shall constitute the “Intercreditor Agreement” for all purposes of the Operative Agreements, (c) acknowledges and agrees that, the Class B Certificates are “Additional Certificates” as contemplated pursuant to Section 9.1(d) of the Original Intercreditor Agreement and (d) acknowledges and agrees that, from and after the date hereof, it shall be deemed a party to the Intercreditor Agreement and it shall have and shall perform all of the rights and obligations relating to it under the Intercreditor Agreement and the other Operative Agreements. Each Trustee and the Subordination Agent (i) are authorized to enter into, execute, deliver and perform its obligations under this Agreement, the Note Purchase Agreement, the First Amendment to Participation Agreement with respect to each Aircraft and each other document, instrument or writing as may be contemplated by, or necessary or convenient in connection with, the Note Purchase Agreement or any of the foregoing and (ii) hereby instruct the Loan Trustee with respect to each Indenture to enter into, execute, deliver and perform its obligations under the Note Purchase Agreement, the First Amendment to Participation Agreement with respect to each Aircraft, the First Amendment to Indenture with respect to each Aircraft and each other document, instrument or writing as may be contemplated by, or necessary or convenient in connection with, the Note Purchase Agreement or any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee for each of the Trusts

By
Name:
Title:

COMMONWEALTH BANK OF AUSTRALIA, as Class AA Liquidity Provider, Class A Liquidity Provider and Class B Liquidity Provider

By
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee

By
Name:
Title:

EXHIBIT D to

Note Purchase Agreement

FORM OF OPINION OF HUGHES HUBBARD & REED LLP

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Telephone: 212-837-6000 Fax: 212-422-4726 hugheshubbard.com

November 6, 2017

To the Persons Listed on Schedule I

Attached Hereto

Re:	Note Purchase Agreement, dated as of November 6, 2017,

relating to Class B Pass Through Certificates, Series 2016-1

Ladies and Gentlemen:

We have been requested by United Airlines, Inc., a Delaware corporation (the “Company”), to act as special counsel with respect to, and to render this opinion letter in connection with, the issuance and sale of Series B Equipment Notes on the date hereof pursuant to Section 1 of the Note Purchase Agreement, dated as of November 6, 2017, relating to the Class B Pass Through Certificates, Series 2016-1 (the “Note Purchase Agreement”), among the Company and Wilmington Trust, National Association, a national banking association (“WTNA”), in its capacity as Subordination Agent, Class AA Pass Through Trustee, Class A Pass Through Trustee, Class B Pass Through Trustee and Loan Trustee under each Indenture. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to those terms in Annex A to the Note Purchase Agreement.

In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents (the “Operative Documents”):

(i)	each Indenture, without giving effect to the applicable Indenture Amendment;

(ii)	each Indenture Amendment applicable to each such Indenture (the “Applicable Indenture Amendments”);

(iii)	each Participation Agreement, without giving effect to the applicable PA Amendment;

(iv)	each PA Amendment applicable to each such Participation Agreement (the “Applicable PA Amendments”);

(v)	the Series B Equipment Notes issued under each Indenture, each in the principal amount relating to such Indenture set forth on Schedule I to the Note Purchase Agreement (the “Applicable Series B Equipment Notes”); and

(vi)	the Note Purchase Agreement.

We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Documents. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

A. The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Act (except as expressly provided in paragraph 5 below), the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States, or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of any aircraft, airframe or aircraft engine or to the particular nature of the Collateral (as defined in and applicable to an Indenture, the “Applicable Collateral”). In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents.

B. The opinions set forth in paragraph 3 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Transaction Documents (as defined in paragraph 2 below) are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Document (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for a premium, late payment charges

2

or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards, (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (f) providing for severability of the provisions of an Operative Document or (ii) Section 12.8(e) of each Participation Agreement or any comparable provision of any other Operative Document. Under certain circumstances the requirement that the provisions of an Operative Document may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.

C. To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of the United Airlines, Inc. Legal Department, Morris James LLP or Lytle, Soulé & Curlee being delivered to you on the date hereof pursuant to the Note Purchase Agreement, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions.

D. We have assumed the due authorization, execution and delivery of the Operative Documents by each of the parties thereto, that each of such parties (other than the Company) has the power and authority to execute, deliver and perform each such Operative Document and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required under New York law by the Company), that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that each Indenture and Participation Agreement has not been amended, supplemented, modified or terminated (except for (i) the Applicable Indenture Amendment and Applicable PA Amendment and (ii) in the case of each Indenture, Trust Indenture Supplement No. 1 thereto, dated the applicable Closing Date (as defined in such Indenture)), that value has been given to the Company at the Closing (as defined in and applicable to an Indenture, the “Applicable Closing”) by the purchaser of Equipment Notes (other than Series B) issued under each Indenture at the Applicable Closing and by the Class B Pass Through Trustee pursuant to Section 1(v) of the Note Purchase Agreement, that the Company had rights in the Applicable Collateral at the Applicable Closing for each Indenture and that WTNA is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

E. We have assumed the due authentication of the Applicable Series B Equipment Notes by the Loan Trustee and the delivery thereof against payment therefor, all in accordance with the Note Purchase Agreement and each Indenture.

F. We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

3

G. We have assumed that each Aircraft has been registered in the name of the Company with the FAA pursuant to the Act, that the “FAA Filed Documents” as defined in each Indenture have been filed with and recorded by the FAA in accordance with the Act, that the “Financing Statements” as defined in each Indenture have been filed as contemplated by Section 4.1.11 of each Participation Agreement and that such “FAA Filed Documents” (except for the amendments and supplements to the Indentures referred to in paragraph D above) and “Financing Statements” have not been amended, supplemented, modified or terminated.

H. We express no opinion as to any provision in any Operative Document that is contrary to Sections 9-401, 9-406, 9-407 or 9-408 or Part VI of Article 9, of the UCC. We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, any Applicable Collateral or any other property covered by any of the Operative Documents, (ii) except as expressly set forth in paragraphs 5 and 7 below, the existence, creation, validity or attachment of any Lien (as defined in the Indentures) thereon, (iii) except as expressly set forth in paragraph 5 below, the perfection of any Lien thereon and (iv) the priority or enforcement of any Lien thereon.

I. In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

J. We have assumed that on each “Closing Date” (as defined in each Indenture) the Company held, and on the date hereof the Company holds, an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

K. The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

Based on and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all necessary corporate power to execute and deliver each Applicable PA Amendment, each Applicable Indenture Amendment and each Applicable Series B Equipment Note (collectively, the “Company Documents”) and to perform its obligations under each Company Document, each Participation Agreement and each Indenture (collectively, the “Transaction Documents”). Neither the execution nor the delivery of the Company Documents by the Company nor the consummation by the Company of the transactions contemplated by the Transaction Documents will result in any violation of (a) its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, (b) the Indentures (without giving effect to the Applicable Indenture Amendments) or (c) any law, governmental rule or regulation known to us to be applicable to, or binding on, the Company, or requires the approval of the stockholders of the Company.

3. Each Transaction Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

4

4. Except for the matters referred to in clauses (i) and (ii) of paragraph 5 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the Note Purchase Agreement or the consummation by the Company of the transactions contemplated by the Company Documents or the Note Purchase Agreement to occur on the Issuance Date.

5. Except for (i) the filing and recordation in accordance with the Act of the Applicable Indenture Amendment with respect to each Indenture and the periodic renewal of the registration of the Aircraft in the name of the Company under the Act prior to its expiration and (ii) the filing of continuation statements to continue effectiveness of the “Financing Statements” (as defined in each Indenture), and assuming that at the time of such filing under the Act no other unrecorded document relating to the Aircraft corresponding to such Indenture on Schedule I to the Note Purchase Agreement has been filed pursuant to the Act, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to such Aircraft, and (y) to create a valid security interest in the Company’s interest as owner of such Aircraft in favor of the Loan Trustee pursuant to such Indenture and (b) no further filing or recording of any document in the State of New York or under the Act is required to perfect a security interest in the Company’s interest as owner of such Aircraft in favor of the Loan Trustee pursuant to such Indenture.

6. The Loan Trustee under each Indenture will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft subject to the security interest created under such Indenture in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code.

7. Each Indenture has created a valid security interest in favor of the Loan Trustee, as trustee for the benefit of the holders of Equipment Notes issued thereunder and, to the extent provided therein, the Related Equipment Notes (as defined in such Indenture), in the Applicable Collateral to the extent that the UCC (as defined in such Indenture) applies to a security interest in such property.

This opinion is being delivered pursuant to Section 2(i)(2)(A) of the Note Purchase Agreement. This opinion may be relied upon by you (and any permitted Transferee under Section 9.1 of each Participation Agreement) in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.

Very truly yours,

5

SCHEDULE I

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Wilmington Trust, National Association, as Loan Trustee under each Indenture, Subordination Agent, Class AA Pass Through Trustee, Class A Pass Through Trustee and Class B Pass Through Trustee

Commonwealth Bank of Australia, New York Branch, as Liquidity Provider under the Liquidity Facilities

Moody’s Investors Service, Inc.

Fitch Ratings, Inc.

EXHIBIT E to

Note Purchase Agreement

FORM OF OPINION OF UNITED AIRLINES LEGAL DEPARTMENT

EXHIBIT E

TO

NOTE PURCHASE AGREEMENT

[Form of Opinion of United Airlines, Inc. Legal Department]

November 6, 2017

To the Persons Listed on Schedule I

Attached Hereto

Re:	Note Purchase Agreement, dated as of November 6, 2017

Ladies and Gentlemen:

This opinion letter is being delivered by United Airlines, Inc., a Delaware corporation (“United”), through its Legal Department in connection with the issuance and sale of Series B Equipment Notes on the date hereof pursuant to Section 1 of the Note Purchase Agreement, dated as of November 6, 2017 (the “Note Purchase Agreement”) among the Company and Wilmington Trust, National Association. a national banking association, in its capacity as Subordination Agent, Class AA Pass Through Trustee, Class A Pass Through Trustee, Class B Pass Through Trustee and Loan Trustee under each Indenture. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in Annex A to the Note Purchase Agreement. This opinion letter is being furnished to you pursuant to Section 2(i)(2)(B) of the Note Purchase Agreement.

In giving the following opinions, members of United’s Legal Department or lawyers retained by United’s Legal Department have reviewed, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)	each Indenture, without giving effect to the applicable Indenture Amendment;

(ii)	each Indenture Amendment applicable to each such Indenture (the “Applicable Indenture Amendments”);

(iii)	each Participation Agreement, without giving effect to the applicable PA Amendment;

(iv)	each PA Amendment applicable to each such Participation Agreement (the “Applicable PA Amendments”);

(v)	the Series B Equipment Notes issued under each Indenture, each in the principal amount relating to such Indenture set forth on Schedule I to the Note Purchase Agreement (the “Applicable Series B Equipment Notes”);

(vi)	the Note Purchase Agreement; and

(vii)	such other records, documents, certificates and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In addition, United’s Legal Department has assumed and has not verified the accuracy as to factual matters of each document reviewed. As used herein, the phrase “to our knowledge” or words of similar import shall mean to the actual knowledge of members of United’s Legal Department after reasonable investigation, but shall not be interpreted to impute to any member of United’s Legal Department knowledge of others.

Based on the foregoing, and subject to the assumptions and limitations contained herein, United’s Legal Department is of the opinion that:

(a) United is an “air carrier” within the meaning of Section 40102 of the Act, is a “citizen of the United States” as such term is defined in Section 40102 of such Act and holds all authority, necessary licenses and certificates under the Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Transaction Documents (as defined below). United holds, and on each “Closing Date” (as defined in each Indenture) United held, an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

(b) The execution and delivery by United of each of the Applicable Indenture Amendments, the Applicable PA Amendments and the Applicable Series B Equipment Notes (collectively, the “Company Documents”) and the performance by United of its obligations under the Company Documents, the Indentures and the Participation Agreements (collectively, the “Transaction Documents”) do not, to our knowledge, breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other loan agreement to which United is a party or by which United or its property may be bound.

(c) The execution and delivery by United of each of the Company Documents and the performance by United of its obligations under the Transaction Documents have been duly authorized by all necessary corporate action on the part of United, and each of the Company Documents has been duly executed and delivered by United.

(d) There are no pending or, to our knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Transaction Documents or that would have been required to be disclosed in United’s Annual Report on Form 10-K filed for the year ended December 31, 2016, or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K (or amendment to any of the foregoing), except such as are therein disclosed.

The foregoing opinions are limited to the federal law of the United States of America (other than (i) the Act (except as expressly provided in paragraph (a) above), the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States, or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the Collateral (as defined in the Indentures), (ii) federal securities laws, and (iii) federal tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion), the General Corporation Law of the State of Delaware and the law of the State of Illinois (other than state securities or blue sky laws, or state tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion).

2

This opinion letter is furnished to you for the purpose indicated above, and may not be relied upon by any other Person (except any permitted Transferee under Section 9.1 of each Participation Agreement) or for any other purpose without our written consent.

Very truly yours,

United Airlines, Inc.
Legal Department

3

SCHEDULE I

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Wilmington Trust, National Association, as Loan Trustee under each Indenture, Subordination Agent, Class AA Pass Through Trustee, Class A Pass Through Trustee and Class B Pass Through Trustee

Commonwealth Bank of Australia, New York Branch, as Liquidity Provider under the Liquidity Facilities

Moody’s Investors Service, Inc.

Fitch Ratings, Inc.

EXHIBIT F to

Note Purchase Agreement

FORM OF OPINION OF MORRIS JAMES LLP

November     , 2017

To Each of the Parties Listed

on Schedule A Attached Hereto

Re:	United Airlines Pass Through Certificates, Series 2016-1B

Ladies and Gentlemen:

We have acted as counsel to Wilmington Trust, National Association, a national banking association (in its individual capacity, “Wilmington Trust”, in its capacity as Loan Trustee under the Intercreditor Agreement and Pass Through Trustee under each Indenture, Subordination Agent and trustee with respect to the Class AA Trust, the Class A Trust and the Class B Trust, the “Trustee”), in connection with the transactions contemplated by a Pass Through Trust Agreement, dated as of October 3, 2012, between Wilmington Trust, National Association, as Trustee and United Airlines, Inc. (formerly known as Continental Airlines, Inc.) (“United”) (the “Basic Agreement”), as supplemented by the Trust Supplement No. 2016-1B, dated as of November 6, 2017, between United and the Trustee (the “Trust Supplement”, together with the Basic Agreement, as so supplemented, the “Pass Through Trust Agreement”). This opinion is furnished pursuant to Section 3(d) of the Underwriting Agreement, dated October 23, 2017 (“Underwriting Agreement”), between United and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein, and Section 2(i)(2)(C) of the Note Purchase Agreement, dated as of November 6, 2017 (the “Note Purchase Agreement”), between United and the Trustee. Capitalized terms used herein and not otherwise defined are used as defined in the Underwriting Agreement or the Note Purchase Agreement, except that reference herein to any documents shall mean such document as in effect as of the date hereof.

We	have examined executed counterparts of the following documents:

(a)	the Pass Through Trust Agreement;

(b)	the Intercreditor Agreement;

(c)	the Liquidity Facility;

(d)	each Indenture, without giving effect to the applicable Indenture Amendment;

(e)	each Indenture Amendment applicable to each such Indenture;

To Each of the Parties Listed

on Schedule A Attached Hereto

        , 2017

(f)	each Participation Agreement, without giving effect to the applicable PA Amendment;

(g)	each PA Amendment applicable to each such Participation Agreement;

(h)	the Note Purchase Agreement (the documents listed in (a) through (h) are collectively referred to herein as the “Transaction Documents”);

(i)	the Underwriting Agreement;

(j)	(1) The Registration Statement on Form S-3 (Registration No. 333-203630), filed by United and United Continental Holdings, Inc. under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission on April 24, 2015, including the exhibits thereto and the documents filed by United and United Continental Holdings, Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference therein and also including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, (2) the basic prospectus dated April 24, 2015, related to pass through certificates included in the Registration Statement, (3) the preliminary prospectus supplement of United dated October 23, 2017, relating to the Class B Certificates in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, (4) the free writing prospectuses, identified in Schedule IV to the Underwriting Agreement, and (5) the final prospectus supplement of United dated October 23, 2017, relating to the Class B Certificates in the form filed pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (collectively, the “Prospectus”);

(k)	the Class B Certificates being issued today in definitive form; and

(l)	the Series B Equipment Notes issued under each Indenture, each in the principal amount relating to such Indenture set forth on Schedule I to the Note Purchase Agreement.

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

To Each of the Parties Listed

on Schedule A Attached Hereto

        , 2017

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1. Wilmington Trust is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, and has the corporate power and authority to execute, deliver and perform its obligations under, in its individual capacity, or as Trustee, as the case may be, the Transaction Documents and the Class B Certificates. Wilmington Trust is a “citizen of the United States” as defined in 49 U.S.C. § 40102.

2. Each of the Transaction Documents has been duly authorized, executed and delivered by Wilmington Trust in its individual capacity, or as Trustee, as the case may be, and constitutes a legal, valid and binding obligation of Wilmington Trust in its individual capacity, or as Trustee, as the case may be, enforceable against Wilmington Trust in its individual capacity, or as Trustee, as the case may be, in accordance with its terms. The Pass Through Trust Agreement is a legal, valid and binding obligation of the Class B Trust, enforceable against the Class B Trust in accordance with its terms.

3. Wilmington Trust, solely in its capacity as Trustee, has duly authorized, issued, executed and delivered the Class B Certificates to the Certificateholders (as defined in the Basic Agreement) thereof pursuant to the terms and provisions of the Pass Through Trust Agreement. The Class B Certificates are duly authorized, legal, valid and binding obligations of the Class B Trust, enforceable against the Class B Trust in accordance with their terms and the terms of the Pass Through Trust Agreement and are entitled to the benefits of the Pass Through Trust Agreement.

4. No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware governing the trust powers of Wilmington Trust is required for the execution, delivery or performance by Wilmington Trust in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Class B Certificates.

5. Neither the execution, delivery or performance by Wilmington Trust in its individual capacity, or as Trustee, as the case may be, of the Transaction Documents or the Class B Certificates, nor compliance with the terms and provisions thereof, conflicts with the charter or bylaws of Wilmington Trust or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the trust powers of Wilmington Trust or, to our knowledge, any order, writ,

To Each of the Parties Listed

on Schedule A Attached Hereto

        , 2017

injunction or decree of any court or governmental authority against Wilmington Trust or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage, contract or other agreement or instrument to which Wilmington Trust is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

6. Assuming that the Class B Trust (as defined in the Intercreditor Agreement) will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the United States Internal Revenue Code of 1986, as amended (the “Code”), or as a partnership under Subchapter K of the Code (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class B Certificate.

7. To our knowledge, there are no proceedings pending or threatened against or affecting Wilmington Trust in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect any Trust (as defined in the Intercreditor Agreement) or question the right, power and authority of Wilmington Trust in its individual capacity, or as Trustee, as the case may be, to enter into or perform its obligations under the Transaction Documents or which would call into question or challenge the validity of any of the Transaction Documents or the enforceability thereof.

8. Each of the Series B Equipment Notes (as defined in the Note Purchase Agreement) to be delivered to and registered in the name of the Subordination Agent pursuant to the Financing Agreements (as defined in the Intercreditor Agreement) and the Intercreditor Agreement will be held by the Subordination Agent in trust as trustee for the Trustee under the Pass Through Trust Agreement on behalf of the Certificateholders of the Class B Trust.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Wilmington Trust (except that we express no opinion with respect to (i) federal securities laws, including, without limitation, the Securities Act of

To Each of the Parties Listed

on Schedule A Attached Hereto

        , 2017

1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, or (ii) state securities or blue sky laws). Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally or (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C. We have assumed the due authorization, execution and delivery by each of the parties thereto (other than Wilmington Trust in its individual capacity, or as Trustee, as the case may be) of the Transaction Documents, that each of such parties has the full power, authority and legal right to execute, deliver and perform each such document.

D. We have assumed that all signatures (other than those of Wilmington Trust in its individual capacity, or as Trustee, as the case may be) on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

E. The opinions expressed in paragraph 7 above regarding any pending litigation or court order with respect to the Trusts are limited solely to our search as of the date hereof of public records of the Chancery Court of the State of Delaware in and for New Castle County, the Superior Court of the State of Delaware in and for New Castle County and the United States District Court for the District of Delaware.

F. We have not participated in the preparation of any offering materials with respect to the Class B Certificates and assume no responsibility for their contents.

G. In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of Wilmington Trust in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

To Each of the Parties Listed

on Schedule A Attached Hereto

        , 2017

This opinion may be relied upon by you in connection with the matters set forth herein. We also consent to the reliance upon this opinion as to matters of Delaware law by Hughes Hubbard & Reed LLP and Milbank, Tweed, Hadley & McCloy LLP as if it were addressed to them, in rendering their opinions to you of even date herewith. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

LCL/pab

SCHEDULE A

United Airlines, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Moody’s Investors Service, Inc.

Fitch Ratings, Inc.

EXHIBIT G to

Note Purchase Agreement

FORM OF OPINION OF LYTLE SOULÉ & CURLEE

LYTLE SOULÉ & CURLEE

MICHAEL C. FELTY*º SHAWN E. ARNOLD GORE GAINES JASON C. HASTY _____ STAN A. KOOP ROBERT RAY JONES, JR. _____ DAVID W. KIRK (1957-2017)

A PROFESSIONAL CORPORATION

EST. JANUARY 1, 1902

ATTORNEYS & COUNSELORS

1200 ROBINSON RENAISSANCE

119 NORTH ROBINSON OKLAHOMA CITY, OKLAHOMA 73102

PHONE (405) 235-7471

FAX (405) 232-3852

www.lytlesoule.net

October     , 2017

MATTHEW J.G. McDEVITT*

MATTHEW K. FELTY

STACEY S. CHUBBUCK

CHANTEL P. JAMES

JEFFREY C. CARTMELL

_____

RICHARD M. HEALY, III

STEVEN K. MULLINS

    OF COUNSEL

*Also admitted in Texas

ºAlso admitted in U.S. Patent Office

Re:	Boeing model - (described as model - on the International Registry) aircraft with manufacturer’s serial number and United States nationality and registration marks N (the “Aircraft”)

To the Addressees Listed on

the Attached Exhibit A

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to: (i) registering interests with the International Registry (the “International Registry”) created pursuant to and in accordance with the provisions of the Convention on International Interests in Mobile Equipment, the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft equipment, both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry, the International Registry Procedures, and all other rules, amendments, supplements, revisions thereto (collectively the “Cape Town Treaty”), all as in effect on this date in the United States of America, as a Contracting State, as defined in the Cape Town Treaty (a “Contracting State”), and the requirements of Title 49 of the United States Code (the “Transportation Code”); and (ii) pertaining to the recordation of instruments and the registration of aircraft pursuant to the Transportation Code and the continued validity of interests under the Cape Town Treaty and the Transportation Code.

This letter confirms that we filed with the Federal Aviation Administration (the “FAA”) today at     :        .M., C.  .T., Amendment No. 1 to Trust Indenture and Mortgage         dated as of this date (the “Indenture Amendment”) between United Airlines, Inc. (the “Owner”) and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”) amending Trust Indenture and Mortgage         dated as of                     , 201  , by the

Owner in favor of the Mortgagee, as supplemented by Trust Indenture and Mortgage Supplement No. 1 dated                     , 201  , recorded by the FAA on                     , 201  , as Conveyance No.                     (the “Trust Indenture”) covering the Aircraft and the two                                 model                     (described as model                     on the International Registry) aircraft engines with manufacturer’s serial numbers         and         (the “Engines”).

Based upon our examination of the above-described instruments and of such records of the FAA and the Priority Search Certificates (the “Priority Search Certificates”) issued by the International Registry as we deemed necessary to render this opinion and as were made available to us by the FAA and the International Registry, it is our opinion that:

(a)	based on the type certificate data sheets issued by the FAA, the Aircraft and the Engines constitute “aircraft objects” as defined by the Cape Town Treaty;

(b)	the Indenture Amendment is in due form for recording and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Code;

(c)	the Owner is owner of legal title to the Aircraft, with a Certificate of Aircraft Registration duly issued to the Owner with an expiration date of , pursuant to and in accordance with the provisions of the Transportation Code;

(d)	the Aircraft and the Engines are free and clear of all Liens (as such term is defined in the Trust Indenture) of record with the FAA except the security interest created by the Trust Indenture, as amended by the Indenture Amendment;

(e)	the interest created pursuant to and recognized by the Cape Town Treaty in the Trust Indenture, as amended by the Indenture Amendment (the “Indenture International Interest”), constitutes an International Interest as defined in the Cape Town Treaty with respect to the Aircraft and the Engines;

(f)	based on the Priority Search Certificate No. dated this date as issued by the International Registry attached hereto as Exhibit B, the Aircraft is subject to: (i) the Indenture International Interest assigned International Registry File No. ; and (ii) Sale dated , by The Boeing Company as seller to the Owner as buyer (the “Sale”) assigned International Registry File No. ;

(g)	based on the Priority Search Certificate No. dated this date as issued by the International Registry attached hereto as Exhibit C, Engine is subject to: (i) the Indenture International Interest assigned International Registry File No. ; and (ii) the Sale assigned International Registry File No. ;

(h)	based on the Priority Search Certificate No. dated this date as issued by the International Registry attached hereto as Exhibit C, Engine is subject to: (i) the Indenture International Interest assigned International Registry File No. ; and (ii) the Sale assigned International Registry File No. ;

(i)	the Indenture International Interest is a duly registered first priority International Interest as defined in the Cape Town Treaty in favor of the Mortgagee in the Aircraft and the Engines, subject to the terms of the Cape Town Treaty;

(j)	the Trust Indenture, as amended by the Indenture Amendment, constitutes a valid, duly perfected mortgage and security interest in favor of the Mortgagee in the Aircraft and the Engines pursuant to and in accordance with the Transportation Code, subject to the terms of the Cape Town Treaty;

(k)	no further registration with the International Registry of the Indenture International Interest is required under the Cape Town Treaty and no filings or recordings of the Trust Indenture or the Indenture Amendment (other than the filings and recordings with the FAA which have been effected) are necessary to perfect and maintain the effectiveness and priority of the interests created thereunder; and

(l)	no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry or the International Registry is required for the valid authorization, delivery or performance of the Trust Indenture or the Indenture Amendment, or to maintain the effectiveness and priority thereof, except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been effected.

No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Trust Indenture, as amended by the Indenture Amendment; and (iii) the recognition of the perfection of the security interest created by the Trust Indenture, as amended by the Indenture Amendment, as against third parties in any legal proceedings outside the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry and the International Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA and without the registration of notice thereof with the International Registry, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans’ liens, and is subject to: (i) the accuracy of FAA personnel in the filing, indexing, posting, recording and additions to the Registry Modernization System of instruments filed with the FAA and in the search for encumbrance cross-reference index records for the Engines; (ii) the accuracy of the information contained in the Priority Search Certificates; and (iii) the inclusion of all registered interests associated with the Aircraft and the Engines in the Priority Search Certificates. We have assumed that the instruments in the records maintained by the FAA for the Aircraft and the Engines and the instruments supporting the registrations on the International Registry are sufficient under the relevant local law to create or terminate the interests they purport to create or terminate.

Very truly yours,

Jason HastyW:\WP\PJH\CONTINENTAL\2016 EETC class B mtg amend model opn.wpd

EXHIBIT A

MORTGAGEE AND SUBORDINATION AGENT

Wilmington Trust, National Association,

OWNER

United Airlines, Inc.

PASS THROUGH TRUSTEE

Wilmington Trust, National Association,

LIQUIDITY PROVIDERS

Commonwealth Bank of Australia, New York Branch

as Class AA and Class A Liquidity Provider

as Class B Liquidity Provider

RATING AGENCIES

Moody’s Investors Service, Inc.

Standard & Poor’s Ratings Services